UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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STAMPS.COM INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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1990 E. Grand Avenue
El Segundo, CA 90245
(310) 482-5800

Dear Stockholder:

You are cordially invited to attend the 2017 Annual Meeting of Stockholders of Stamps.com Inc. (the “Annual Meeting”) to be held at 10:00 a.m. Pacific Daylight Savings Time on Wednesday, June 14, 2017, at Stamps.com Inc., 1990 E. Grand Avenue, El Segundo, CA 90245.

Your vote at the Annual Meeting is important to us. At the Annual Meeting, you will be asked (i) to elect two Class III directors, (ii) to approve, on a non-binding advisory basis, our executive compensation, (iii) to vote, on a non-binding advisory basis, on the frequency of future advisory votes on our executive compensation, and (iv) to ratify the selection of our independent auditors for 2017. The accompanying Notice of 2017 Annual Meeting of Stockholders and proxy statement describes the matters to be presented at the Annual Meeting.

Our board of directors unanimously recommends that stockholders vote in favor of (i) the election of the nominated directors, (ii) the resolution approving, on a non-binding advisory basis, our executive compensation, (iii) holding future advisory votes on executive compensation every year, and (iv) the ratification of our independent auditors for 2017.

Whether or not you plan to attend the Annual Meeting, please mark, sign, date and return your proxy card in the enclosed envelope as soon as possible. Your stock will be voted in accordance with the instructions you have given in your proxy card. Please note that if your stock is held by a bank, broker or other nominee, you must follow the instructions you receive to have your stock voted. You may attend the Annual Meeting and vote in person even if you have previously returned your proxy card.

Sincerely,

/s/ Ken McBride

Ken McBride
Chief Executive Officer

Los Angeles, California
May 8, 2017

1990 E. Grand Avenue
El Segundo, CA 90245
(310) 482-5800

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 14, 2017

TO THE STOCKHOLDERS OF STAMPS.COM INC.:

NOTICE IS HEREBY GIVEN that the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of Stamps.com Inc., a Delaware corporation, will be held on June 14, 2017, beginning at 10:00 a.m. Pacific Daylight Savings Time at Stamps.com Inc., 1990 E. Grand Avenue, El Segundo, CA 90245, for the following purposes:

1.	To elect two Class III directors to serve for a three-year term ending at the 2020 annual meeting of stockholders or until their successors are duly elected and qualified;
2.	To approve, on a non-binding advisory basis, our executive compensation;
3.	To vote, on a non-binding advisory basis, on the frequency of future advisory votes on our executive compensation; and
4.	To ratify the appointment of Ernst & Young LLP as our independent auditors for 2017.

The foregoing matters are described in more detail in the enclosed proxy statement. Our board of directors has fixed the close of business on April 17, 2017 as the record date for the determination of our stockholders entitled to notice of, and to vote at, the Annual Meeting and any and all postponements or adjournments thereof. Only those stockholders of record as of the close of business on that date are entitled to notice of and to vote at the Annual Meeting. Our stock transfer books will remain open between the record date and the date of the meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any of our stockholders, for any purpose germane to the meeting, at the Annual Meeting and during ordinary business hours at our executive offices for a period of ten days prior to the Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend, please sign and return the enclosed proxy card as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy card because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time before the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ SETH WEISBERG

Seth Weisberg
Chief Legal Officer
and Secretary

Los Angeles, California
May 8, 2017

Important Notice Regarding Availability of Proxy Materials
for the 2017 Annual Meeting of Stockholders to be Held on June 14, 2017

Our proxy statement and annual report on Form 10-K are available on the Internet at http://investor.stamps.com/sec.cfm.

1990 E. Grand Avenue
El Segundo, CA 90245

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 14, 2017

GENERAL INFORMATION

General

The enclosed proxy is solicited on behalf of the board of directors (our “Board”) of Stamps.com Inc., for use at our Annual Meeting of Stockholders to be held on June 14, 2017 and at any and all adjournments or postponements thereof (the “Annual Meeting”). The Annual Meeting will begin at 10:00 a.m. Pacific Daylight Savings Time at Stamps.com Inc., 1990 E. Grand Avenue, El Segundo, CA 90245. This proxy statement and the accompanying proxy card are first being mailed to stockholders on or about May 8, 2017.

Voting and Proxies

Only holders of record of our common stock at the close of business on April 17, 2017 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 17,012,385 shares of our common stock were issued and outstanding. Holders are entitled to one vote at the Annual Meeting for each share of common stock held that was issued and outstanding as of the Record Date. A majority of the outstanding shares of our common stock, present in person or represented by proxy, constitutes a quorum for the transaction of business at the Annual Meeting.

All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.

If you properly sign and return the enclosed form of proxy, your shares represented will be voted at the Annual Meeting in accordance with your specified instructions. If you do not specify how your shares are to be voted, your shares will be voted (i) FOR the election of the directors proposed by our Board, (ii) FOR the resolution approving, on a non-binding advisory basis, our executive compensation, (iii) FOR holding future advisory votes on executive compensation every ONE YEAR, and (iv) FOR the ratification of our independent auditors for 2017.

If your shares of common stock are held by a bank, broker or other nominee, please follow the instructions you receive from your bank, broker or other nominee to have your shares of common stock voted. If your shares are held by a broker, then the broker will ask you how you want your shares to be voted. If you give the broker instructions, then your shares will be voted as you direct. If you do not give instructions, then for the ratification of the independent auditors, the broker may vote your shares in its discretion, but for the election of directors, the approval of our executive compensation, and the vote on the frequency of future advisory votes on executive compensation, the broker may not be entitled to vote your shares at all.

You may revoke or change your proxy at any time before the Annual Meeting by filing with our secretary at 1990 E. Grand Avenue, El Segundo, CA 90245, a notice of revocation or another signed proxy with a later date. You may also revoke your proxy by attending the Annual Meeting and voting in person.

Solicitation

We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional solicitation materials furnished to our stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, we may reimburse such persons for costs incurred in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, e-mail or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for soliciting. We intend to post this proxy statement and our 2016 Annual Report on Form 10-K on our website (http://investor.stamps.com/sec.cfm) for public review. Except as described above, we do not presently intend to solicit proxies other than by mail. We have no present plans to hire special employees or paid solicitors to assist in obtaining proxies, but reserve the option to do so.

Annual Meeting Attendance

Attendance and voting at the Annual Meeting is limited to stockholders at the close of business on the Record Date and our invitees. No cameras, recording equipment or other electronic devices will be permitted in the Annual Meeting. In order to be admitted to the Annual Meeting, if you are (i) a stockholder of record, you must bring a valid, government issued photo identification and (ii) if you are a beneficial stockholder you must bring an account statement or letter from your broker or bank showing that you owned stock as of the Record Date and a valid, government issued photo identification. We will not be required to admit any attendees that do not show the documentation specified in the preceding sentence.

Deadline for Receipt of Stockholder Proposals

Under Securities and Exchange Commission (“SEC”) Rule 14a-8, proposals of stockholders that are intended to be presented by such stockholders at our 2018 annual meeting of stockholders and included in the proxy statement and form of proxy relating to that meeting must be received no later than January 8, 2018. Stockholders wishing to submit proposals for the 2018 annual meeting of stockholders outside of Rule 14a-8 may do so if the proposal was timely received by us under our bylaws, as calculated below. In addition, subject to SEC Rule 14a-4(c), the proxy solicited by our Board for the 2018 annual meeting of stockholders will confer discretionary authority to vote on any stockholder proposal presented at that meeting if notice of the proposal was not timely received by us under our bylaws, as calculated below. Our bylaws provide that to be timely, notice of a proposal must be delivered to or mailed and received at our principal executive offices not less than 120 days before the date of the annual meeting.

PROPOSAL ONE: ELECTION OF DIRECTORS

General

Our certificate of incorporation provides for a classified board of directors consisting of three classes of directors with staggered three-year terms, with each class consisting, as nearly as possible, of one-third of the total number of directors. Our Board currently consists of six members.

Our six member Board is currently divided into two Class I directors, two Class II directors and two Class III directors.

Class III, the class whose term of office expires at the Annual Meeting, currently consists of two directors. Each director elected to this class will serve for a term of three years, beginning on the date of the Annual Meeting and expiring at the 2020 annual meeting of stockholders or until his successor has been duly elected and qualified. Each of the nominees listed below is currently a director.

Each nominee for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unavailable to serve. If a nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any substitute nominee who may be designated by our Board to fill the vacancy.

Directors are elected by a plurality of the votes cast on the election of directors, which means that the nominees with the highest number of votes cast in their favor are elected as directors up to the maximum number of directors to be elected. Accordingly, an abstention or broker non-vote will have no effect on the outcome of this election. You may not cumulate votes in the election of directors.

Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below.

Directors

The following table sets forth certain information regarding our current directors as of April 17, 2017:

Name	Age	Position
Mohan P. Ananda (1)(2)(3)	70	Director
David C. Habiger (3)	48	Director
G. Bradford Jones (1)(2)	62	Director
Kenneth T. McBride	49	Chairman of the Board and Chief Executive Officer
Lloyd I. Miller (2)(3)	62	Director
Theodore R. Samuels, II (1)	62	Director
(1)	Member of the Audit Committee
(2)	Member of the Nominating Committee
(3)	Member of the Compensation Committee

Each of our directors, including our current nominees, was nominated based on the assessment of our Nominating Committee and our Board that he has demonstrated: relevant business experience, excellent decision-making ability, good judgment, and personal integrity and reputation. Our Board consists of, and seeks to continue to include, persons whose diversity of skills, experience and background are complementary to those of our other directors.

Nominees For Term Ending at the 2020 Annual Meeting of Stockholders

Kenneth T. McBride has served as our chief executive officer and a Board member since August 2001. Beginning in 1999, Mr. McBride has held various positions at our company: as President from 2001 until January 2012; as chief financial officer from August 2000 to January 2004; and as senior director and vice president of finance from 1999 to 2000. Mr. McBride has also been chairman of our Board since January 2012. From August 2012 through January 2014, Mr. McBride served on the board of directors of LegalZoom.com, Inc., the leading provider of Internet-based legal services for small businesses and consumers, where he also served as the chairman of the audit committee, and as a member of the compensation committee. Mr. McBride currently serves on the board of directors of CafePress Inc., a recognized pioneer in the customized retail products industry. Mr. McBride holds a bachelor’s degree, with honors, and a master’s degree, in Electrical Engineering from Stanford University. Mr. McBride also holds an MBA from the Graduate School of Business at Stanford University.

Theodore R. Samuels, II joined our board of directors in 2017. From 1981 to 2017, Mr. Samuels served the Capital Group Companies, a $1.4 trillion investment management company, in a variety of capacities, including as the President of Capital Guardian Trust Company from 2010 to 2017. Mr. Samuels has also been a member of the boards of directors, audit, proxy and finance committees of Capital Group and certain of its affiliates from time to time. Mr. Samuels also serves on the boards of directors of the Perrigo Company plc, a healthcare company based in Ireland (NYSE: PRGO), and Bristol Myers Squibb Company, a leading global biopharmaceutical company (NYSE: BMY). Mr. Samuels received an MBA from Harvard Business School. Mr. Samuels’ extensive experience with and knowledge of investment management, finance, accounting, and business strategy are invaluable to our Board’s discussions on accounting, technology, finance, business strategy, and cash management.

Continuing Directors Whose Term Expires at the 2018 Annual Meeting of Stockholders

G. Bradford Jones has been one of our directors since 1998. Mr. Jones is currently a general partner at Brentwood Venture Capital, which he joined in 1981, and an advisory partner of Redpoint Ventures, a firm he co-founded in 1999. Mr. Jones currently serves on the boards of directors of several privately held companies. Mr. Jones received his B.A. in Chemistry from Harvard University, his M.A. in Physics from Harvard University and his J.D./M.B.A. from Stanford University. Mr. Jones' extensive experience with and knowledge of the technology industry, business management, investment management, finance and accounting, and his experience serving on the boards of directors of other companies are invaluable to our Board’s discussions regarding business strategy, accounting, technology, finance, cash management, capital allocation, and share repurchase strategies.

Lloyd I. Miller has been one of our directors since 2002. Mr. Miller is an independent investor and has served on numerous corporate boards of publicly traded companies. Mr. Miller currently serves as a director of American Banknote Corporation, a global supplier of secure documents, services and systems. Mr. Miller was also an observer to the board of directors of Crossroads Inc. and served as a non-board nominating committee chairman of Lexington Coal Company. Mr. Miller also served as a director of DDI Corp. from March 2011 until the closing of a merger transaction on May 31, 2012. He was a member of the Chicago Stock Exchange, Chicago Board of Trade, and traded actively on the floor of the Chicago Board of Trade from 1978 to 1992. Mr. Miller received his B.A. from Brown University. Mr. Miller's extensive experience with and knowledge of business management, investment management, accounting, finance, and capital markets, and his experience serving on the boards of directors of other companies are invaluable to our Board’s discussions regarding business strategy, accounting, finance, cash management, and share repurchase strategies.

Continuing Directors Whose Term Expires at the 2019 Annual Meeting of Stockholders

Mohan P. Ananda has been one of our directors since 1998. Mr. Ananda is a founder, and currently serves as the chief executive officer and chairman of the board, of Ananda Enterprises, Inc., an investment and management consulting company, and has served there for more than five years. He is also currently serving as the chief executive officer and chairman of the board of Second OpinionExpert, Inc., a healthcare technology company. From 1997 to 1998, Mr. Ananda served as our chief executive officer. From 1986 to 1996, Mr. Ananda was a partner of Ananda & Krause, a law firm. Mr. Ananda also serves on the boards of directors of several privately held companies and previously served on the boards of directors of JAB Holdings Ltd and Envestnet. Mr. Ananda received his B.S. in Mechanical Engineering from Coimbature Institute of Technology in India, his M.S. in Aeronautics from the California Institute of Technology, his Ph.D. in Astrodynamics and Control from University of California, Los Angeles, and his J.D. from the University of West Los Angeles. Mr. Ananda was instrumental in the founding of our company and has extensive experience with the technology and industry of our PC Postage business, and that experience has proven invaluable for our Board.

David C. Habiger joined our board of directors in 2016. From 2012 to 2016, Mr. Habiger was the Chief Executive Officer and a director of Textura, a cloud based provider of collaboration productivity and payment solutions, leading them through their IPO and ultimate sale to Oracle for approximately $700 million in cash. Previously, Mr. Habiger served as President and Chief Executive Officer of Sonic Solutions, a world leader in digital media tools and software. Mr. Habiger also serves on the boards of directors of the following public companies: Control4 Corp. (Nasdaq: CTRL); Echo Global Logistics, Inc. (Nasdaq: ECHO); Enova International, Inc. (Nasdaq: ENVA); GrubHub Inc. (NYSE: GRUB); Immersion (Nasdaq: IMMR); and Tessera Holding Corp. (Nasdaq: TSRA). He is a venture partner at the Pritzker Group and a Senior Advisor to Silver Lake. Mr. Habiger received an MBA from the University of Chicago. Mr. Habiger’s extensive experience operating large organizations, including those that are publicly traded, and his knowledge of technology, business, accounting, and finance, as well as his experience serving on the boards of directors of other companies are invaluable to our Board’s discussions regarding business operations, executive compensation, business strategy, and finance.

Unless otherwise instructed, the proxies will vote “for” the election of the nominees listed above.

Recommendation of our Board

Our Board recommends that the stockholders vote “FOR” the election of the nominees listed above.

BOARD COMMITTEES AND MEETINGS AND CORPORATE GOVERNANCE

Board Committees and Meetings

Our Board held seven meetings during 2016 and acted by unanimous written consent on three occasions. Each director attended 75% or more of the aggregate of (i) the total number of meetings of our Board and (ii) the total number of meetings held by all committees of our Board on which such director served during 2016. Our Board members are not required to attend our annual meetings of stockholders, and no director, other than our chief executive officer, attended our annual meeting in 2016. Our Board has a standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, a Compensation Committee and a Nominating Committee.

Audit Committee. The Audit Committee consisted of three directors, Messrs. Ananda, Jones and Miller, throughout 2016, and is primarily responsible for hiring our independent auditors, approving the services performed by our independent auditors and reviewing their reports regarding our accounting practices and systems of internal accounting controls. In January 2017, Mr. Samuels replaced Mr. Miller on the Audit Committee. Mr. Jones serves as the chairman of our Audit Committee. The Audit Committee acts pursuant to a written charter adopted by our Board, which is available on our website at http://investor.stamps.com/documentdisplay.cfm?DocumentID=1898. All members of the Audit Committee are, and during 2016 were, non-employee directors and “independent” pursuant to the rules of The NASDAQ Stock Market and SEC rules. In addition, our Board has determined that each of Messrs. Jones, Miller and Samuels is an “audit committee financial expert” as defined by applicable SEC rules. Our Audit Committee held five meetings and acted by unanimous written consent on one occasion during 2016.

Compensation Committee. The Compensation Committee consisted of two directors, Messrs. Ananda and Miller, throughout 2016. The Compensation Committee is primarily responsible for reviewing and approving our general compensation policies and setting compensation levels for our executive officers. Our Compensation Committee also has the authority to administer our employee stock purchase plan and our stock incentive plan and to grant awards under our stock incentive plan. On October 25, 2016, Mr. Habiger was appointed to the Compensation Committee. All members of the Compensation Committee are non-employee directors and are “independent” pursuant to the rules of The NASDAQ Stock Market. The Compensation Committee acts pursuant to a written charter adopted by our Board, which is available on our website at http://investor.stamps.com/documentdisplay.cfm?DocumentID=1896. The Compensation Committee will only delegate its authority to the extent consistent with our certificate of incorporation and bylaws and applicable laws, regulations and listing standards. No compensation consultant was engaged to provide advice or recommendations on our executive or director compensation for 2016. The Compensation Committee held one meeting and acted by unanimous written consent on sixteen occasions during 2016.

Nominating Committee. The current members of our Nominating Committee are Messrs. Ananda, Jones and Miller. All members of the Nominating Committee are non-employee directors and are “independent” directors under the rules of The NASDAQ Stock Market. The Nominating Committee acts pursuant to a written charter adopted by our Board, which is available on our website at http://investor.stamps.com/documentdisplay.cfm?DocumentID=1894. The Nominating Committee held three meetings during 2016.

The responsibilities of the Nominating Committee include (i) screening and recommending to our Board qualified candidates for election or appointment to our Board; (ii) recommending the number of members that shall serve on our Board; (iii) evaluating and reviewing the independence of existing and prospective directors; and (iv) reviewing and reporting on additional corporate governance matters as directed by our Board.

Our Nominating Committee manages the process for evaluating current Board members at the time they are considered for re-nomination. After considering the appropriate skills and characteristics required on our Board, the current makeup of our Board, the results of the evaluations, and the wishes of our Board members to be re-nominated, our Nominating Committee recommends to our Board whether those individuals should be re-nominated. Our Nominating Committee also periodically reviews with our Board whether it believes our Board would benefit from adding one or more new members, and if so, the appropriate skills and characteristics desired in such new member(s). If our Board determines that a new member would be beneficial, our Nominating Committee solicits and receives recommendations for candidates and manages the process for evaluating candidates. All potential candidates, regardless of their source (including candidates recommended by stockholders), are reviewed under the same process. Our Nominating Committee screens the available information about the potential candidates. Based on the results of the initial screening, interviews with viable candidates are scheduled with Nominating Committee members, other members of our Board and senior members of management. Upon completion of these interviews and other due diligence, our Nominating Committee may recommend to our Board the election or nomination of a candidate.

We expect that candidates for independent director will typically be found through recommendations from current directors, although recommendations may come from other sources as well. For example, in 2016, we hired an executive search firm that assisted us in searching for new director candidates. Our stockholders may also recommend director candidates by sending the candidate’s name, age, resume, amount of our stock beneficially owned and other information required in solicitations of proxies for the election of directors, to the Nominating Committee under the provisions set forth below for communication with our Board. To be timely, a recommendation must be delivered to or mailed and received not less than one-hundred twenty (120) days prior to our annual meeting at which directors are to be elected. No such suggestions from our stockholders were received in time for the Annual Meeting.

The Nominating Committee has no predefined minimum criteria for selecting director nominees, although it believes that all directors should share qualities such as business experience, excellent decision-making ability, good judgment, personal integrity and excellent reputation. In any given search, the Nominating Committee may also define particular characteristics for candidates to balance the overall skills and characteristics of our Board and our perceived needs. However, during any search, the Nominating Committee reserves the right to modify its stated search criteria for exceptional candidates. Although the Nominating Committee does not have a formal policy with respect to diversity, the Nominating Committee endeavors to seek nominees representing diverse experience in policy-making positions in business and technology, and in areas that are relevant to our activities.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee currently consists of three directors, Messrs. Ananda, Habiger and Miller. None of these individuals was one of our officers or employees during 2016 or had any relationship with us requiring disclosure under Item 404 of Regulation S-K. None of our current executive officers has ever served as a member of the board of directors or the compensation committee of any other entity that has or has had one or more executive officers serving as a member of our Board or Compensation Committee.

Contacting the Board

Any stockholder who desires to contact our Board may do so by writing to the following address: Board of Directors, c/o Legal Department, Stamps.com Inc., 1990 E. Grand Avenue, El Segundo, CA 90245. Communications received are distributed to an independent Board member, as well as other members of our Board, as appropriate, depending on the facts and circumstances outlined in the communication received, within the discretion of the Legal Department.

Director Independence

We are required to identify directors who are independent under standards defined by SEC rules governing proxy statement disclosures. Our Board has determined that, except for Mr. McBride, each of our directors qualifies as an independent director under the rules of The NASDAQ Stock Market, the standard applied to us by such SEC rules. Mr. McBride is not independent because he serves as our chief executive officer.

Board Leadership Structure and Role in Risk Oversight

Our Board combined the role of chairman and chief executive officer effective January 13, 2012. Our Board believes that the chief executive officer is best situated to serve as chairman because he is the director most familiar with our business and industry and is therefore best able to identify the strategic priorities to be discussed by the Board. Our Board believes that combining the role of chairman and chief executive officer facilitates information flow between management and the Board and fosters strategic development and execution. Our Board has not appointed a lead independent director as all members of our Board take an active role in evaluating our risks and strategic direction. Each committee of our Board is responsible for evaluating certain risks and overseeing the management of such risks. The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The Audit Committee oversees the process by which our senior management and the relevant departments assess and manage our exposure to, and management of, financial risks as well as potential conflicts of interest. The Nominating Committee manages risks associated with the independence of our Board. Our entire Board is regularly informed about these risks and oversees the management of these risks and regularly reviews information regarding our operations and finances as well as our strategic direction. Our Board’s role in risk oversight has confirmed our Board’s determination that its leadership structure is most appropriate for our company, as the Board is fully integrated into the risk oversight function.

Code of Ethics

We have adopted a written code of business and ethical conduct (our “Code of Ethics”) that applies to our principal executive officer, principal financial officer and principal accounting officer. Our Code of Ethics, which also applies to our directors and all of our officers and employees, can be found on our web site, at http://investor.stamps.com/documentdisplay.cfm?DocumentID=1897. We intend to make all required disclosures concerning any amendments to, or waivers from, our Code of Ethics on our web site at http://investor.stamps.com. Upon request to our secretary, we will provide a copy of our Code of Ethics to any person without charge.

DIRECTOR COMPENSATION

Summary of Compensation

Our Board independently reviewed compensation levels of other company boards in April 2014 and established our Board service compensation level at approximately the average level of 38 comparable publicly traded technology companies with revenue between $100 and $300 million and market cap over $400 million (as set forth on Annex A). Our Board again reviewed its compensation as compared to other company boards in April 2017 and increased each component of our Board service cash compensation, effective May 1, 2017, to a level somewhat below the average level of 91 comparable publicly traded technology companies with market cap between $1 billion and $3 billion. Such comparable companies, which are also identified on Annex A, have average revenue of approximately $560 million, average market cap of approximately $1.8 billion and average net income of approximately $20 million. Our Board expects to review its compensation as needed or as proposed by any director, but in any event at least every four years. Although our executive officers may provide background data in connection with this process, they are generally not involved in the decision on Board compensation except to the extent that Mr. McBride, our chief executive officer, is involved as a member of our Board.

The following summarizes our non-employee director compensation. Directors who are also our employees do not receive any additional compensation for Board service.

Cash Compensation. Each of our non-employee directors received an annual retainer of $30,000, $1,400 for each Board meeting attended and $700 for each Board committee meeting attended during 2016. Beginning May 1, 2017, each of our non-employee directors will receive an annual retainer of $45,000, $1,500 for each Board meeting attended and $800 for each Board committee meeting attended. Additional annual retainers were paid for service on our Audit Committee or Compensation Committee in 2016 as follows: the chairman of the Audit Committee received an additional $15,000; other members of the Audit Committee received an additional $5,000; the chairman of the Compensation Committee received an additional $10,000; and other members of the Compensation Committee receive an additional $4,000. Beginning May 1, 2017, additional annual retainers will be paid for service on our Audit Committee or Compensation Committee as follows: the chairman of the Audit Committee will receive an additional $18,000; other members of the Audit Committee will receive an additional $6,000; the chairman of the Compensation Committee will receive an additional $13,000; and other members of the Compensation Committee will receive an additional $5,000. Directors are reimbursed for all reasonable expenses incurred by them in attending Board and committee meetings.

Option Grants. Each individual who joins our Board as a non-employee director and has not previously been one of our employees automatically receives, at the time of his or her initial election or appointment, an option to purchase 5,000 shares of our common stock. In addition, on the date of each annual meeting of stockholders, each individual who is to continue to serve as a non-employee Board member, whether or not that individual is standing for re-election at that particular annual meeting, automatically receives an option to purchase 5,000 shares of our common stock. Each option granted to our non-employee directors vests immediately and has an exercise price per share equal to the fair market value per share of our common stock on the grant date and will have a maximum term of ten years. All non-employee directors who were serving at such time received automatic option grants on June 13, 2016 for 5,000 shares each of our common stock at an exercise price per share of $90.68, the fair market value per share of our common stock on the grant date. Mr. Habiger received an automatic option grant on October 25, 2017, the date he joined our Board, for 5,000 shares of our common stock at an exercise price per share of $93.28, the fair market value per share of our common stock on the grant date.

Director Compensation Table

The following table contains information with respect to the compensation of our non-employee directors for 2016:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	Total ($)
Mohan Ananda	53,700	161,200	214,900
David C. Habiger	1,400	167,200	168,600
G. Bradford Jones	59,000	161,200	220,200
Lloyd I. Miller	59,700	161,200	220,900
(1)	The amounts in this column represent the aggregate grant date fair value of option awards granted in 2016, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“ASC 718”). See Note 2 of our “Notes to Consolidated Financial Statements” in our annual report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2017 for a discussion of assumptions we made in determining the amounts included in this column. For each director who served in such capacity for the full 2016 year, the aggregate grant date fair value in this column is equal to the individual grant date fair value of the options to purchase 5,000 shares of common stock granted on June 13, 2016, as such directors received only one grant of options during 2016. For Mr. Habiger, the aggregate grant date fair value in this column is equal to the individual grant date fair value of the options to purchase 5,000 shares of common stock granted on October 25, 2016, as such director received only one grant of options during 2016. Mr. Samuels did not join our board until January 2017 and received no grant of options during 2016.
(2)	As of December 31, 2016, Mohan Ananda held options to purchase 25,000 shares of our common stock, David C. Habiger held options to purchase 5,000 shares of our common stock, G. Bradford Jones held options to purchase 50,000 shares of our common stock and Lloyd I. Miller held options to purchase 25,000 shares of our common stock.

PROPOSAL TWO: ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required pursuant to Section 14A of the Securities Exchange Act of 1934, we are giving our stockholders the opportunity to vote, on a non-binding advisory basis, to approve our executive compensation. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. In 2016, our advisory vote on executive compensation was approved by approximately 95% percent of the votes cast. These results represented an overwhelming majority support for our named executive officer compensation.

As described in detail under the heading “Executive Compensation—Compensation Discussion and Analysis,” our executive compensation structure is designed to attract and retain executives who have the skills and experience necessary to achieve our corporate goals, to align management’s interests with those of long-term stockholders, and to attract and retain executive management talent by providing overall compensation that is comparable to what is available through other employment opportunities for those individuals. We believe our total compensation is designed to reflect the value created for stockholders while supporting our strategic goals. Please read the “Executive Compensation” section, including “Compensation Discussion and Analysis,” for additional details about our executive compensation programs, including information about the fiscal 2016 compensation of our named executive officers.

We will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

RESOLVED, that the stockholders of Stamps.com Inc. hereby approve, on a non-binding advisory basis, the compensation of the named executive officers, as disclosed in Stamps.com Inc.’s Proxy Statement for the 2017 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosures.

This vote is advisory, and therefore not binding on us, our Board or our Compensation Committee. However, our Board and Compensation Committee value the opinions that our stockholders express in their votes and will consider the outcome of this vote when considering future executive compensation arrangements as they deem appropriate. Abstentions will be counted towards the tabulations of votes cast and will have the same effect as negative votes, whereas broker non-votes, if any, will not constitute votes cast and therefore will have no effect on the outcome of this advisory vote.

Unless otherwise instructed, the proxies will vote “for” the above resolution.

Recommendation of our Board

Our Board recommends that the stockholders vote “FOR” approval of the Advisory Vote on Executive Compensation.

PROPOSAL THREE: ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

In addition to providing stockholders with the opportunity to cast a non-binding advisory vote on the compensation of our named executive officers, in accordance with Section 14A of the Exchange Act and related SEC rules, we are also providing our stockholders with the opportunity to indicate how frequently they would like us to hold an advisory vote on the compensation of our named executive officers in the future. This non-binding advisory vote is commonly referred to as a “say-on-frequency” vote. Under this proposal, our stockholders may vote to recommend that we hold an advisory vote on executive compensation every one year, every two years or every three years.

After careful consideration, our board has determined that the advisory vote on executive compensation should be conducted every one year so that our stockholders may annually provide us with direct input on the most recent executive compensation information, as disclosed in our proxy statement. Setting a one year period for conducting this advisory stockholder vote will enhance stockholder communication by providing a simple means for us to obtain information on investor sentiment about our executive compensation program design, structure and policies.

You may cast your vote on your preferred voting frequency by choosing the option of “one year,” “two years,” or “three years,” or by abstaining from a vote, when you vote in response to the resolution set forth below. You are not voting to approve or disapprove the board’s recommendation on this item.

RESOLVED, that a non-binding advisory vote of the stockholders of Stamps.com Inc. to approve the company’s executive compensation, as disclosed pursuant to Item 402 of Regulation S-K (which disclosure includes the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure) shall be held at an annual meeting of stockholders, beginning with the 2018 Annual Meeting of Stockholders, (i) every one year, (ii) every two years, or (iii) every three years.

This vote is advisory, and therefore not binding on us or our board. Our board values the opinions that our stockholders express in their votes and will consider the outcome of this vote when considering how frequently we should conduct an advisory vote on our executive compensation as it deems appropriate. Abstentions and broker non-votes will result in the alternatives receiving fewer votes.

Unless otherwise instructed, the proxies will vote for the “one year” frequency alternative.

Recommendation of our Board

Our board of directors recommends that the stockholders vote for the option of every “ONE YEAR” as the frequency with which they are provided an advisory vote on executive compensation.

PROPOSAL FOUR: RATIFICATION OF INDEPENDENT AUDITORS

General

Our Audit Committee has appointed the firm of Ernst & Young LLP, our independent auditors during 2016, to serve in the same capacity for 2017, and is asking our stockholders to ratify this appointment. Stockholder ratification of the appointment is not required by our bylaws or by any other applicable legal requirement. However, our Board is submitting the appointment of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice.

If stockholders fail to ratify the appointment, the Audit Committee and our Board will reconsider whether or not to retain Ernst & Young LLP. Even if the appointment is ratified, our Audit Committee in its discretion may direct the appointment of a different independent auditing firm at any time during the year if our Audit Committee believes that such a change would be in our best interests.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

The ratification of the appointment of Ernst & Young LLP as our independent auditors for 2017 requires the affirmative vote of the holders of a majority of the shares of our common stock present at the Annual Meeting in person or by proxy and entitled to vote. Abstentions will be counted towards the tabulation of votes cast and will have the same effect as negative votes, whereas broker non-votes, if any, will not be counted for purposes of determining whether the proposal has been approved.

Unless marked to the contrary, proxies received will be voted “for” ratification of the appointment of Ernst & Young LLP as our independent auditors for 2017.

Recommendation of our Board

Our Board recommends that the stockholders vote “FOR” the ratification of the appointment of Ernst & Young LLP to serve as our independent auditors for 2017.

INDEPENDENT AUDITORS’ FEES AND SERVICES

Fees Billed by Ernst & Young LLP during 2016 and 2015

During 2016 and 2015, Ernst & Young LLP provided various audit, audit related and non-audit services to us as follows:

Audit Fees

Aggregate fees billed to us by Ernst & Young LLP for professional services rendered for the audit of our annual financial statements, including professional services related to the audits of the effectiveness of internal control over financial reporting, and review of financial statements included in our quarterly reports on Form 10-Q, totaled approximately $762,200 and $689,552 during 2016 and 2015, respectively.

Audit-Related Fees

There were no audit-related fees billed to us during 2016. Audit-related fees related to accounting consultations in connection with acquisitions totaled approximately $11,880 in 2015.

Tax Fees

Fees billed to us by Ernst & Young LLP for tax services rendered to us during 2016 and 2015 totaled approximately $26,314 and $25,157, respectively. Tax services for which we were billed in 2015 comprised a review of certain federal tax matters. Tax services for which we were billed in 2015 comprised a review of certain federal tax matters undertaken partly in 2014 and partly in 2015.

All Other Fees

We had no fees billed to us by Ernst & Young LLP for professional services during 2016 or 2015 other than the audit fees, audit-related fees and tax fees described above.

Pre-Approval Policy

Our Audit Committee’s charter provides that the Audit Committee pre-approve all audit and permitted non-audit services to be performed by our independent auditors. Pre-approval is generally provided at a meeting of the Audit Committee and covers a specified period of time. Any pre-approval is detailed as to the particular service or category of services covered and is generally subject to a specific budget. The independent auditors and management periodically report to the Audit Committee regarding the extent of services provided by our independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve other particular services on a case-by-case basis. All services provided to us by Ernst & Young LLP during 2016 and 2015 were pre-approved by the Audit Committee in accordance with this policy.

Determination of Independence

Our Audit Committee and our Board have determined that the fees received by Ernst & Young LLP for the non-audit related professional services listed above are compatible with maintaining Ernst & Young LLP’s independence, and such fees were approved by the Audit Committee.

MANAGEMENT

The following table sets forth certain information regarding our executive officers as of April 17, 2017:

Name	Age	Position
Ken McBride	49	Chief Executive Officer and Chairman of the Board of Directors
Kyle Huebner	46	Chief Financial Officer and Co-President
Michael Biswas	40	Chief Technology Officer
James Bortnak	48	Co-President and Corporate & Business Development Officer
John Clem	45	Chief Product & Strategy Officer
Amine Khechfe	52	Chief Strategy Officer
Steve Rifai	49	Senior VP of Sales and Customer Development
Seth Weisberg	48	Chief Legal Officer and Secretary

Mr. McBride’s biography is set forth above under the heading “Proposal One: Election of Director – Nominees For Term Ending at the 2020 Annual Meeting of Stockholders.”

Kyle Huebner has been our chief financial officer since 2004 and on January 13, 2012 was also elected as our co-president. Mr. Huebner was our vice president of marketing from 2001 to 2004, our vice president of corporate strategy from 2000 to 2001, and our senior director of corporate strategy from 1999 to 2000. Prior to joining us, from 1997 to 1999, Mr. Huebner was a management consultant at Bain & Company. From 1992 to 1995, Mr. Huebner served as a research analyst for J.P. Morgan, Inc. Prior to 1992, Mr. Huebner held various management positions with Melville Corporation. Mr. Huebner received his B.A. in Mathematics from Dartmouth College and his M.B.A. from Harvard University.

Michael Biswas has been our chief technology officer since January 2012. From February 2007 to January 2012, he served as our vice president of development. Mr. Biswas was also our vice president of information technology from 2005 to 2007, vice president of operations during part of 2005 and our director of customer support from 2003 to 2005. Prior to joining us, from 2001 to 2003 Mr. Biswas served as director of operations for Provicent Corp., as director of operations for Allbusiness.com from 1999 to 2001, and as operations manager for TeleTech Telecommunication from 1996 to 1999.

James Bortnak has been our co-president and corporate & business development officer since January 2012. From February 2010 to January 2012 he served as our senior vice president, corporate & business development. Mr. Bortnak was previously our chief marketing officer from 2004 to 2009. Mr. Bortnak served as our vice president, business development from 2002 to 2004, and as a senior member of our Business Development group since joining us in 1999. Prior to joining us, Mr. Bortnak practiced business law, focusing in the area of technology and start-up companies. Mr. Bortnak holds an LLB from the University of British Columbia and has been a member of the California Bar since 1997.

John Clem has been our chief product & strategy officer since January 2012. Mr. Clem was our vice president, product and service operations from March 2006 to January 2012. Previously, Mr. Clem served as the director of corporate strategy from March 2003 to February 2004 and as a director of marketing from March 2004 to February 2006. Prior to joining us, Mr. Clem worked as an engineer and manager in the petrochemical and utilities industries and a management consultant at Booz Allen & Hamilton. Mr. Clem received his Bachelor’s Degree, with honors, in Mechanical Engineering from California State Polytechnic University at Pomona and his M.B.A., with honors, from the Ross School of Business at The University of Michigan.

Amine Khechfe has been our chief strategy officer since July 20, 2016. From November 18, 2015 to July 20, 2016, he served as the general manager of PSI Systems, Inc. (“Endicia”), our wholly owned subsidiary. From July 1, 2007 to November 18, 2015, Mr. Khechfe served as general manager of Endicia, then a wholly owned subsidiary of Newell Rubbermaid, Inc. Mr. Khechfe co-founded Endicia in 1999, and prior to July 1, 2007, Mr. Khechfe held a variety of management roles at Endicia in engineering, management consulting, software development, marketing, business development and sales engineering over the course of his career. Mr. Khechfe earned a Bachelor of Science degree in Engineering from Worcester Polytechnic Institute and a Master of Science in Engineering from Stanford University.

Steve Rifai has been our senior VP of sales and customer development since July 20, 2016. From November 18, 2015 to July 20, 2016, he served as the VP of customer development of Endicia, our wholly owned subsidiary. Prior to our acquisition of Endicia, from October 2015 to November 18, 2015, Mr. Rifai served as VP of customer development of Endicia, from October 2010 to October 2015 he served as managing director of Endicia, and from April 2000 to October 2010 he served as director of marketing for Endicia. Mr. Rifai held the role of Director of R&D for Ansys, Inc. from April 1999 through April 2000, and several positions at Centric Engineering Systems, Inc. from 1989 through April 1999. Mr. Rifai holds a PhD in Engineering from Stanford University.

Seth Weisberg has been our chief legal officer since 2008 and our secretary since 2001. Mr. Weisberg was our general counsel from 2001 to 2008 and our senior director, IP & licensing from 1999 until 2001. Mr. Weisberg previously was an associate at Irell & Manella LLP, worked as a software developer and founder at Shortcut Software, created physical computer models at RAND Corporation and was a high school teacher in the Mississippi Teacher Corps. Mr. Weisberg holds a law degree from Columbia Law School, a master's degree in History from Harvard University, a bachelor's degree in Physics and Astronomy from Harvard University and a General Course Certificate from the London School of Economics. Mr. Weisberg is a registered patent attorney.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis provides qualitative information and context for the information presented in the Summary Compensation Table and other tables and narratives that follow. As discussed above in Proposal Two, in 2016 our advisory vote on executive compensation was approved by approximately ninety-five percent (95%) of the votes cast. These results represented majority support for our named executive officer compensation. We took the percent of approval into account when determining that no specific changes/revisions would be made to our compensation structure. However, we continually strive to understand and respond to our stockholders’ opinions and concerns regarding our executive compensation structure and will continue to do so in the future. The goals of our executive management compensation program are to attract executives who have the skills and experience necessary to achieve our corporate goals, to align management’s interests with those of long-term stockholders, and to attract and retain executive management talent by providing overall compensation that is comparable to what is available through other employment opportunities for those individuals. Our executive management compensation program is designed to reward our executive team for delivering both short and long term financial results, including annual growth in revenue and adjusted EBITDA though our non-equity incentive plans, and growth in long term stockholder value through our equity incentive plans.

Company Performance Highlights

We had an extraordinary year in 2016. Total revenue rose 70% to a record $364.3 million. Mailing and shipping revenue, which includes service, product and insurance revenue but excludes customized postage and other revenue, was up 70% year-over-year to a record $350.6 million. The strong performance in our mailing and shipping business contributed to record earnings with GAAP net income of $75.2 million, compared to a GAAP net loss of $5.3 million in the prior year, and GAAP net income per fully diluted share of $4.12, compared to a GAAP net loss of $0.26 per share in the prior year. In 2016, our non-GAAP adjusted income was up 106% to $158.8 million, non-GAAP adjusted EBITDA was up 111% to $174.4 million, and non-GAAP adjusted income per fully diluted share up 96% to $8.70. Non-GAAP adjusted income, non-GAAP adjusted EBITDA and non-GAAP adjusted income per fully diluted share are described further, and are reconciled to their corresponding GAAP measures, in Annex C.

We believe the compensation program for the named executive officers has been instrumental in helping us achieve our strong financial performance.

Overall Methodology of Setting Compensation

The Compensation Committee sets all compensation for, and awards to, our chief executive and all corporate officers, which includes our chief financial officer and co-president, our chief strategy officer, our senior vice president of sales and customer development and our chief legal officer. The Compensation Committee reviews the performance and compensation of our chief executive officer and establishes his compensation level. For the remaining corporate officers, our chief executive officer makes recommendations to the Compensation Committee, and the Compensation Committee may or may not make adjustments to the recommendations of our chief executive officer before setting the final executive officer compensation.

For executives who are not also corporate officers, our chief executive officer and chief financial officer and co-president set the base salary and bonus compensation based on comparable benchmarks and performance of the executive and performance of the company, and such compensation is disclosed to the Compensation Committee. However, for equity awards to executives who are not also corporate officers, our chief executive officer makes recommendations to the Compensation Committee and the Compensation Committee sets the specific equity award based on comparable benchmarks and performance of the executive and performance of the company.

With respective to equity compensation, the Compensation Committee reviews the performance and equity compensation of our chief executive officer and establishes his equity compensation level. For the remaining corporate officers, our chief executive officer makes recommendations to the Compensation Committee, and the Compensation Committee may or may not make adjustments to the recommendations of our chief executive officer before setting the final executive officer equity compensation.

We do not believe our compensation structure and policies are reasonably likely to have a material adverse effect on us, and we seek to maintain a compensation structure that discourages excessive risk taking by our executives. We do this by aligning the interests of our management closely with long-term stockholders. A significant portion of executive management compensation is in equity, and our stock option grants encourage results over a longer period of time because of the typical three year vesting period and 10 year life of the options awarded to executive management. This encourages our executive management team to focus on managing our company for long term results.

The majority of our compensation decisions are generally made in March or April each year, when the Compensation Committee meets to determine the final incentive compensation for the prior year and establishes the base salaries, equity grants (when applicable), and non-equity incentive compensation plan for the coming year for corporate officers. The Compensation Committee may also meet at other times of the year to address equity grants.

On April 15, 2016, the Compensation Committee approved the final incentive compensation for 2015, established the base salaries for 2016, and established an incentive compensation plan for 2016 (all decisions collectively, the “2016 Compensation Decisions”). In doing so, the Compensation Committee and the chief executive officer utilized reports and data from Equilar, Inc. (“Equilar”), a company that provides standardized data based on U.S. proxy data from all publicly traded companies.

For each executive manager, a benchmark group (collectively, the benchmark groups for all of our executive management are referred to as the “2016 Equilar Benchmarks”) was created using individuals that have similar titles and responsibilities at companies (i) having market capitalization of $1 billion to $3 billion; (ii) located anywhere in the United States; and (iii) in the technology sector. These parameters, which increased for 2016 from those used in 2015 to reflect the increase in the size of our company’s market capitalization, provided companies for our benchmarks that are consistent with the size of our company and the general scope of responsibilities of our executive management. Individuals at other companies who were founders, who were interim, who had resigned, or that had received no cash bonus during the last year (e.g., those that received stock in lieu of cash or whose performance did not warrant a cash bonus) as of the date of their companies' proxy statements were excluded from the analysis. Only proxies filed after January 1, 2015 or later were included, and compensation was time-adjusted using industry average compensation increases or budgeted increases from company surveys available from Culpepper and Associates (for example, the Compensation Committee assumed a 3.0% average annual increase for time adjusting prior year compensation numbers). The criteria for inclusion of a company in our benchmark groups were generally the same for our 2016 Compensation Decisions as for the compensation decisions that were made in 2015, except that (i) a higher market capitalization range of $1 billion to $3 billion was used to reflect the increase in size of our market capitalization during 2015; (ii) revenue was eliminated as a selector as very few companies had revenue in the range of our company and simultaneously had market capitalization in line with our company; and (iii) all U.S. geographies were included to increase the number of companies we had for each executive, where it was noted that the vast majority of comparable companies were located in areas where the cost of living is at or below that of our company. The aforementioned criteria resulted in companies of a size and for which the scope of responsibility for the executive management were generally similar to our company at the time that the 2016 Compensation Decisions were made. Furthermore, the Compensation Committee noted that, when examining the 114 companies that constitute the complete list of all companies across all titles in the 2016 Equilar Benchmarks for all of our executives, at the time of the 2016 Compensation Decisions, Stamps.com Inc. had a similar market capitalization of $1.6 billion versus the median market capitalization for the 114 companies of $1.7 billion. Furthermore, Stamps.com Inc. ranks very highly in several key financial ratios as compared to the 114 companies, including the 88th percentile for return on equity, the 93rd percentile for return on assets, and the 94th percentile for return on revenue. A list of companies included in the 2016 Equilar Benchmarks for each of our named executive officers in connection with the 2016 Compensation Decisions is included in Annex B.

On April 19, 2017, the Compensation Committee approved the final incentive compensation for 2016, established the base salaries for 2017, and established an incentive compensation plan for 2017 (all decisions collectively, the “2017 Compensation Decisions”). In doing so, the Compensation Committee and the chief executive officer utilized reports and data from Equilar.

For each executive manager, a benchmark group (collectively, the benchmark groups for all of our executive management are referred to as the “2017 Equilar Benchmarks”) was created using individuals that have similar titles and responsibilities at companies (i) having market capitalization of $1 billion to $3 billion; (ii) with corporate headquarters in the United States; and (iii) operating in the technology sector. These parameters resulted in a set of companies for our benchmarks that are consistent with the size of our company and resulted in a set of individual managers within those companies that have the same general scope of responsibilities as our executive management. Individuals at other companies who were founders, who were interim, who had resigned, that had unusual compensation, or that had received no cash bonus during the last year (e.g., those that received stock in lieu of cash or whose performance did not warrant any cash bonus) as of the date of their companies' proxy statements were excluded from the analysis. Only proxies filed after January 1, 2016 or later were included, and compensation was time-adjusted using industry average compensation increases or budgeted increases from company surveys available from Culpepper and Associates (for example, the Compensation Committee assumed a 3.0% average annual increase for time adjusting prior year compensation numbers). The criteria for inclusion of a company and executive manager in one of our benchmark groups was the same for our 2016 Compensation Decisions as for the compensation decisions that were made in 2015. A list of companies included in the 2017 Equilar Benchmarks for each of our named executive officers in connection with the 2017 Compensation Decisions is also included in Annex B.

Each Element of Compensation, Why We Pay It, and How We Determine Amounts

We currently compensate our executive management, which consists of eight members, including our named executive officers, through three main elements: base salary, incentive pay and equity participation. Certain members of our executive management also have post-termination compensation arrangements.

•	Base Salary. We pay a base salary to each member of our executive management (each, an “executive manager”) in order to allow the executive manager to cover his living expenses and in order to compete with other employers. We generally establish base salaries for each individual on an annual basis based on (i) the responsibilities of the individual’s position, (ii) the individual’s salary history, performance and perceived ability to influence our financial performance in the short and long-term, (iii) the compensation of our other employees, and (iv) an evaluation of salaries for similar positions in our benchmark group and other competitive factors. We generally seek to set individual base salaries within a reasonable range versus comparable individuals in our benchmark group, taking into account factors such as individual performance and seniority, and taking into account the performance of our company relative to comparable companies under the 2017 Equilar Benchmarks.

2016 Base Salaries

Each corporate officer at the time of the April 15, 2016 Compensation Committee action had his 2016 base salary set by the Compensation Committee in a range between the 38th and 66th percentile versus the 2016 Equilar Benchmarks. In particular, the salaries for our chief executive officer, and our chief financial officer and co-president, for 2016 were set at approximately the 52nd percentile versus their respective 2016 Equilar Benchmarks. In addition, the salary for our chief legal officer was set at the 51st percentile versus the applicable 2016 Equilar Benchmark. Mr. Khechfe’s and Mr. Rifai’s 2016 base salaries were initially those that had already been established for them prior to our acquisition of Endicia in November 2015, and were adjusted when those individuals were promoted to our executive management in July 2016.

The Compensation Committee believes that the range of base salaries it set is reasonable. In setting the 2016 base salaries of executive management, the Compensation Committee noted that when examining the 114 companies that constitute the complete list of all companies across all titles in the 2016 Equilar Benchmarks for all of our executives, Stamps.com Inc. ranks very highly in several key financial ratios, including the 88th percentile for return on equity, the 93rd percentile for return on assets, and the 94th percentile for return on revenue.

2017 Base Salaries

For 2017, each corporate officer’s base salary was set by the Compensation Committee between the 50th and 81st percentile versus the 2017 Equilar Benchmarks. In particular, the salaries for our chief executive officer, and our chief financial officer and co-president, for 2017 were set at approximately the 55th and 64th percentiles, respectively, versus the 2017 Equilar Benchmarks. In addition, the salaries for our chief strategy officer, senior VP of sales and customer development and chief legal officer were set at the 50th, 76th and 74th percentiles, respectively, versus the 2017 Equilar Benchmarks.

The Compensation Committee believes that the range of base salaries it set is reasonable.

The following table sets forth the base salaries for our named executive officers established by the Compensation Committee for 2017.

Name and Principal Position	2017 Base Salary	Percent Increase from 2016 Base Salary	2017 Base Salary Percentile Versus 2017 Equilar Benchmark
Ken McBride	$720,958	10%	55th percentile
Chief Executive Officer and Chairman of the Board of Directors

Kyle Huebner	$437,938	10%	64th percentile
Chief Financial Officer and Co-President

Amine Khechfe	$362,500	30%	50th percentile
Chief Strategy Officer

Steve Rifai	$362,500	37%	76th percentile
Senior VP of Sales and Customer Development

Seth Weisberg	$407,160	11%	74th percentile
Chief Legal Officer and Secretary

For information concerning the base salaries paid to each of our named executive officers for 2014, 2015 and 2016, see “Summary Compensation Table.”

•	Non-Equity Incentive Plan Compensation. We pay non-equity incentive plan compensation to our corporate officers in order to provide incentives for them to drive the business toward annual goals that are set by the Compensation Committee. Our incentive-based compensation for fiscal 2016 was based on a group bonus pool. The total bonus pool begins with a base pool amount, which is then adjusted based on a formula using our actual performance relative to certain financial targets for the year. (The Compensation Committee also retains the right to adjust the pool for other factors.) Once the final group bonus pool is set after year end, the Compensation Committee allocates it to individual members of executive management based on (i) individual performance and contributions during the year and (ii) individual total compensation relative to the compensation benchmarks. No individual executive manager has an individual bonus guarantee, and in order to earn and receive a bonus, an executive manager must be employed on the date of the Compensation Committee meeting where the final bonus plan outcome is determined.

On April 15, 2016, the Compensation Committee approved a non-equity incentive plan for 2016 (the “2016 Plan”) under which members of our executive management, including our named executive officers, are eligible for cash bonus awards to be paid in 2017. The 2016 Plan set a base level aggregate bonus pool of $2.3 million (the “2016 Base Pool”) and provided that the actual bonus pool for 2016 could range from zero to twice the 2016 Base Pool based on our performance in 2016 relative to pre-set targets for revenue and non-GAAP adjusted EBITDA (which, as publicly reported by the company, typically excludes non-recurring and / or non-cash items such as ASC 718-related expenses, litigation charges, non-recurring adjustments, changes in non-cash contingent consideration valuation, corporate development / acquisition expenses, and other one-time and non-recurring items). In 2015, the Compensation Committee had set the amount of the aggregate bonus pool for 2015 (the “2015 Base Pool”) at $1.8 million, so that, if executive management performed at a reasonable level, as a group they would receive a total cash compensation for 2015 slightly above the median level (at the 71st percentile) versus the Equilar benchmarks identified by the Compensation Committee for 2015. The Compensation Committee increased the size of the 2016 Base Pool to $2.3 million from the $1.8 million 2015 Base Pool because of the overall increase in the size of our company and the scope of responsibilities of our executive management. If the executive management were to achieve performance that would result in the 2016 bonus pool being set at the $2.3 million level, the 2016 Plan would represent approximately 45% of the total fiscal 2016 compensation for the participants in the 2016 Plan.

The Compensation Committee had established revenue and non-GAAP adjusted EBITDA targets for purposes of the 2016 Plan based on the latest publicly available guidance at the time of the 2016 Compensation Decisions were made – that is the guidance issued by us was on February 25, 2016, when we stated that we expected 2016 revenue to be in a range of $290 million to $310 million, and 2016 non-GAAP net earnings per fully diluted share to be in a range of $5.00 to $5.50. The final 2016 financial results were revenue of $364.3 million, and non-GAAP adjusted EBITDA of $174.4 million, and non-GAAP adjusted income per fully diluted share of $8.70. Under the 2016 Plan, the revenue result generated an increase to the 2016 bonus pool of 33.3%, and the non-GAAP adjusted EBITDA result generated an increase to the 2016 bonus pool of 66.7%, and the two factors were added together to generate a total increase of 100% to the Base Pool (i.e. double the amount of the 2016 Base Pool).

Prior to making the final decision on the 2016 Plan, the Compensation Committee discussed individual performance of the executive managers, the performance of Mr. McBride in his overall leadership of our company, and the overall company performance. Mr. McBride and the executive management team generated very positive 2016 financial results including: (i) total revenue of $364.3 million, up 70% versus 2015; (ii) non-GAAP adjusted EBITDA of $174.4 million, up 111% versus 2015; (iii) non-GAAP net income from operations of $169.8 million up 115% versus 2015; (iv) non-GAAP adjusted income per fully diluted share of $8.70 up 96% versus 2015; (v) paid customers growth from 633,000 to 681,000 during 2016; and (vi) total postage printed growth of 106% to $5.5 billion for 2016. In light of the aforementioned positive factors, the Compensation Committee set the final 2016 Plan bonus to $4.6 million, or 200% of the 2016 Base Pool.

Once the Compensation Committee established the 2016 Plan bonus pool level, the Compensation Committee discussed allocation of the bonus pool for the individual executive managers. The Compensation Committee believed that most of the executive managers performed well in 2016.

Based on these factors and an assessment that each of the named executive officers had satisfied his individual goals and objectives, the Compensation Committee set the individual allocation of the 2016 bonus pool. The compensation was as follows:

Name and Principal Position	2016 Non-Equity Incentive Plan (To Be Paid in May 2017)	2016 Bonus Compensation (1)	2016 Total Base Salary plus 2016 Non-Equity Incentive Plan plus 2016 Bonus Compensation	2016 Total Base Salary plus Non-Equity Incentive Plan Compensation Plus 2016 Bonus Compensation Versus 2017 Equilar Benchmarks
Ken McBride	$1,620,000	—	$2,274,796	82nd percentile
Chief Executive Officer and Chairman of the Board of Directors

Kyle Huebner	$794,000	—	$1,191,748	99th percentile
Chief Financial Officer and Co-president

Amine Khechfe (1)	—	$236,650	$515,467	51st percentile
Chief Strategy Officer

Steve Rifai (1)	—	$278,500	$544,022	51st percentile
Senior VP of Sales and Customer Development

Seth Weisberg	$611,000	—	$977,668	99th percentile
Chief Legal Officer and Secretary

All other executive officers	$1,545,000	—	$2,601,409	Not meaningful

Total (2)	$4,570,000	$515,150	$8,105,110	88th percentile
(1)	Messrs. Khechfe and Rifai were not executive officers at the time the 2016 Plan was established, and did not participate in the 2016 Plan. Both such executive officers received discretionary bonuses for 2016 separate from the 2016 Plan, but are expected to participate in the 2017 Plan.
(2)	$30,000 of the 2016 bonus pool was awarded to an individual who was an executive officer at the time the 2016 Plan was established and participated in the 2016 Plan, but was not an executive officer at the end of the fiscal year.

For additional information concerning the compensation of each of our named executive officers for 2016, see “Summary Compensation Table.”

On April 19, 2017, the Compensation Committee approved a non-equity incentive plan for 2017 (the “2017 Plan”) under which our corporate officers, including some of our named executive officers, are eligible for cash bonus awards to be paid in 2018. The 2017 Plan sets a base level aggregate bonus pool of $3.25 million (the “2017 Base Pool”) and provides that the actual bonus pool for 2017 could range from zero to twice the 2017 Base Pool based on our performance in 2017 relative to targets for revenue and non-GAAP adjusted EBITDA (which, as publicly reported by the company, typically excludes non-recurring and / or non-cash items such as ASC 718-related expenses, litigation charges, non-recurring adjustments, changes in non-cash contingent consideration valuation, corporate development / acquisition expenses, and other one-time and non-recurring items). The Compensation

Committee set the amount of the 2017 Base Pool at $3.25 million, so that, if executive management performs at a reasonable level and is able to generate results at the midpoint of the guidance range, as a group they would receive a total cash compensation for 2017 slightly above the median level (at the 67th percentile) of those companies in the 2017 Equilar Benchmark.

The latest publicly available guidance issued by us was on February 23, 2017, when we stated that we expected 2017 revenue to be in a range of $400 million to $425 million, and 2017 non-GAAP adjusted EBITDA to be in a range of $200 million to $220 million. The Committee proposed a bonus plan schedule where no increase would be applied to the 2017 Base Pool if the company achieves performance consistent with the mid-point of its public guidance range. The Committee further proposed a 30% decrease be applied to the 2017 Base Pool if the company achieves performance at the low end of its guidance range. The Committee further proposed a 30% increase be applied to the 2017 Base Pool if the company achieves performance at the high end of its guidance range. To illustrate some possible outcomes of the 2017 Plan, the following table (i) shows the potential aggregate pool resulting under the 2017 Plan if the company achieves a financial outcome at the top end, midpoint, and bottom end of our guidance range and (ii) compares the resulting executive management team total compensation to the total compensation of the 2017 Equilar benchmarks:

Company Performance vs. Public Guidance (1)	Total Resulting Bonus Pool (1)	Total Executive Team Compensation (2)	Change in Total Executive Team Compensation versus 2016 Total Executive Team Compensation (2)	Total Team Compensation vs. 2017 Equilar Benchmarks (3)
Bottom End of Guidance Range ($400 million revenue, $200 million Non-GAAP adjusted EBITDA)	$2,275,000	$5,712,000	-30%	52nd percentile

Midpoint of Guidance Range ($412.5 million revenue, $210 million Non-GAAP adjusted EBITDA)	$3,250,000	$6,687,000	-17%	67th percentile

Top End of Guidance Range ($425 million revenue, $220 million Non-GAAP adjusted EBITDA)	$4,225,000	$7,662,000	-5%	82nd percentile
(1)	The Compensation Committee retains the right to change the actual bonus pool in its discretion.
(2)	Total executive management team compensation is projected total base salary plus total incentive-based compensation for all current executive managers as a group, including all named executive officers and others.
(3)	Total executive management team compensation versus 2017 Equilar benchmarks is the ranking of total projected executive management team compensation versus the total of all 2017 Equilar benchmarks for all executive managers that are included under the 2017 Bonus Plan.

This table merely illustrates certain potential outcomes, and does not represent any statement that the guidance given in February 2017 continues to be valid. Our actual results may vary from our prior guidance, and those differences may be material.

•	Equity Incentives. We generally grant equity participation to our executive managers in order to provide direct incentives for them to guide the business toward our long-term goal of increasing stockholder value. Historically, the primary form of equity participation that we awarded our executive management consisted of incentive stock options (ISOs) and non-qualified stock options. We selected this form of equity participation because of the favorable accounting and tax treatments (particularly in past years), and the prevailing convention within the software and technology industry, in which we compete for talent, of providing stock options to executive management employees. When we grant stock options, our practice is for our chief executive officer to meet with the Compensation Committee to discuss appropriate levels of stock option grants for each executive manager. Timing of stock option grants typically relates to (i) new employee hires, (ii) promotions of existing employees, (iii) year-end performance reviews of employees, or (iv) company-wide option grants as deemed appropriate by the Compensation Committee.

We currently do not have specific equity ownership goals relative to benchmarks for our named executive officers. In determining the number of options to be granted to executive officers, the Compensation Committee generally takes into account such factors as the individual’s position and scope of responsibility; the vesting period (and thus, retention value) remaining on the executive’s existing options; the executive’s ability to affect profitability and stockholder value; the individual’s historic and recent job performance; equity compensation for similar positions at comparable companies; and the value of stock options in relation to other elements of total compensation.

•	Post-Termination Compensation Arrangements. We provide post-termination compensation arrangements to certain members of our executive management as we believe that it is important to give them some limited protection in the event they are terminated without cause or terminated following a change in control. Further, it is our belief that the interests of stockholders will be best served if the interests of our executive management are aligned with them, and providing change in control benefits is designed to eliminate, or at least reduce, any reluctance of executive management to pursue potential change in control transactions that may be in the best interests of stockholders, but potentially adverse to management’s employment interests. The cash components of all of our executive management post-termination compensation arrangements, if any, range from three to six months of base salary, and typically also include continuing health benefits during the same period. For example, our chief executive officer and our chief financial officer and co-president would each receive six months of base salary following his termination without cause or termination following a change in control. In addition, all unvested options under our stock option plans, including those held by executive management, vest on involuntary termination of employment within 18 months following a change of control.

For information concerning the post termination compensation of our named executive officers, see “Potential Payments Upon Termination or Change-In-Control.”

•	Clawback Policy. On April 24, 2015, our Compensation Committee adopted and has communicated to our executive officers, a “clawback” policy to further align the interests of our executives with stockholders. Under our clawback policy, our Compensation Committee may, in certain cases reduce or cancel, or require recovery of, any executive officer’s annual bonus or long-term incentive compensation award, or portions thereof, if the Board determines that such award should be adjusted because that executive officer has engaged in intentional misconduct that has led to a material restatement of the company’s financial statements.

Other Benefits

As reflected in the Summary Compensation Table, we generally do not provide special perquisites to our executive management. Executive management participates in our standard benefit plans on the same terms as other employees. These plans include medical and dental insurance, 401(k), life insurance, charitable gift matching (limited to 50% matching of up to $200 per employee per year) and our employee stock purchase plan. Relocation benefits for executive officers may also be reimbursed but are individually negotiated when they occur.

Tax and Accounting Considerations.

We record cash compensation as an expense at the time the obligation is accrued. Under Section 162(m) of the Internal Revenue Code, compensation in excess of $1,000,000 paid in any one year to named executive officers (other than our chief financial officer and co-president) is not tax deductible to us unless certain requirements are met. Our current program for the payment of non-equity incentive compensation and additional bonuses does not meet the Section 162(m) requirements necessary to be considered “performance-based,” and, as a result, is included in compensation subject to the $1 million limitation on deductibility. Except for approximately $1,275,417 in excess of $1 million paid to our chairman of the board and chief executive officer, the cash compensation paid to each of our named executive officers in 2016 was less than $1 million, and, therefore, the deductibility of such compensation was not affected by the limitations of Section 162(m). We retain the flexibility to pay compensation which is not deductible for tax purposes because we believe that doing so permits us to take into consideration factors that are consistent with good corporate governance and the best interests of our stockholders.

In general, income recognized by employees upon the exercise of nonqualified stock options is tax-deductible for us, subject to any limitations that may be imposed by Section 162(m). Gain recognized by an employee with respect to an incentive stock option will not be deductible unless there is a “disqualifying disposition” of the shares by the employee. A disqualifying disposition occurs when an employee sells or disposes of incentive stock option shares within two years after the grant date or within one year after the exercise date. The employee is taxed on the gain, based on stock value at the time of exercise of the incentive stock option, at ordinary income tax rates. In addition, if in the future we grant restricted stock or restricted stock unit awards to named executive officers that vest on a time basis or otherwise are not performance-based for purposes of Section 162(m), they may not be fully deductible by us at the time the award is otherwise taxable to the employee.

We account for equity compensation paid to our executives and employees under the rules of ASC 718, which requires us to estimate and record a non-cash expense over the term of the equity compensation award. The value of a total of 982,667 options granted under the 2014 amendment to our 2010 Equity Incentive Plan (the “2014 Amendment”) and approved by the Board in 2014, subject to stockholder approval (the “Contingent Grants”), was not included in the compensation expense for 2014, because such options had no value, as computed in accordance with ASC 718, until the stockholder approval upon which they were contingent was obtained in June 2015. Accordingly, although the Contingent Grants were made in 2014, we valued the expense based on our stock price in June 2015 when such Contingent Grants were approved by our stockholders. Due to the increase in our stock price between the date of grant and the date of stockholder approval, the Contingent Grants were valued at $42.66 per share, as compared to the $11.84 per share valuation for the other options granted on the same date. The Contingent Grants will result in an aggregate stock-based compensation expense of up to approximately $41.9 million, amortized over the vesting period from October 2015 through September 2017 (up to $5.2 million, $21.0 million and $15.7 million in each of fiscal 2015, 2016 and 2017, respectively).

Forward-Looking Statements

This proxy statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to expectations concerning matters that are not historical facts. You can identify many (but not all) of these statements by looking for words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “projects,” “seeks,” “intends,” “plans,” “could,” “would,” “may” or other similar expressions in this proxy statement. We claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995. We caution you that any forward-looking statements presented in this proxy statement, or that we may make orally or in writing from time to time, are based on beliefs and assumptions made by, and information currently available to, us. Such statements are based on assumptions, and the actual outcome will be affected by known and unknown risks, trends, uncertainties and other factors, many of which are beyond our control or ability to predict. Although we believe that our assumptions are reasonable, they are not guarantees of future performance, and some will inevitably prove to be incorrect. As a result, our actual future results may differ from our expectations, and those differences may be material. We do not undertake any obligation to release publicly any revisions or updates to forward-looking statements.

Please refer to the risk factors under “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Item 1A. Risk Factors” of our 2016 Annual Report on Form 10-K as well as those described elsewhere in our public filings. The risks included are not exhaustive, and additional factors could adversely affect our business and financial performance. We operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, one should avoid undue reliance on forward-looking statements.

COMPENSATION COMMITTEE REPORT

The information contained in this Compensation Committee Report shall not be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing (except to the extent that we specifically incorporate this information by reference) and shall not otherwise be deemed “soliciting material” or “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Securities Exchange Act of 1934 (except to the extent that we specifically request that this information be treated as soliciting material or specifically incorporate this information by reference).

The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” section of this proxy statement with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” section be included in this proxy statement.

Submitted by the Compensation Committee:

Mohan P. Ananda David C. Habiger Lloyd I. Miller, III

SUMMARY COMPENSATION TABLE

The following summary compensation table indicates the total compensation earned during 2016, 2015 and 2014, respectively, by our chief executive officer, chief financial officer and co-president and each of our other three highest compensated executive officers whose total compensation exceeded $100,000 during 2016. The listed individuals are referred to in this proxy statement as the “named executive officers.”

Name and Principal Position	Year	Base Pay	Bonus (1)(2)	Non-Equity Incentive Plan Compensation (2)	Option Awards (3)(4)	All Other Compensation (5)	Total(4)
Ken McBride	2016	$654,796	$0	$1,620,000	$0	$5,300	$2,280,096
Chairman of the Board and	2015	$595,833	$100,000	$1,033,000	$8,371,014	$5,300	$10,105,147
Chief Executive Officer	2014	$532,667	$59,542	$590,458	$986,663	$5,200	$2,174,530

Kyle Huebner	2016	$397,748	$0	$794,000	$0	$5,300	$1,197,048
Chief Financial Officer and	2015	$364,583	$50,000	$520,000	$4,896,500	$5,300	$5,836,383
Co-President	2014	$342,667	$30,229	$299,771	$592,000	$5,200	$1,269,867

Amine Khechfe	2016	$278,817	$236,650	$0	$2,171,400	$5,300	$2,692,167
Chief Strategy Officer (6)

Steve Rifai	2016	$265,522	$278,500	$0	$1,085,700	$4,560	$1,634,282
Senior VP of Sales and
Customer Development (7)

Seth Weisberg	2016	$366,668	$0	$611,000	$0	$5,300	$982,968
Chief Legal Officer and	2015	$320,000	$50,000	$440,000	$3,917,200	$5,300	$4,732,500
Secretary	2014	$297,833	$16,947	$168,053	$473,600	$5,200	$961,633
(1)	Bonuses for 2016 paid to corporate officers who were not participants in the 2016 Plan, such as Messrs. Khechfe and Rifai, consisted of discretionary bonuses awarded by the Compensation Committee.
(2)	Bonuses paid to corporate officers and other executive management for 2015 consisted of payments under the non-equity incentive plan (the “2015 Plan”) and a special one-time bonus related to the signing of the definitive agreement to acquire Endicia for certain of our executives and other key employees, in the aggregate amount of $280,000 (the “Endicia Deal Bonus”). These bonuses were not covered under the 2015 Plan but rather were special one-time bonuses to recognize extraordinary efforts in the completion of the definitive agreement to acquire Endicia. Pursuant to the 2015 Plan, an aggregate bonus pool of $3,584,000 would have been allocated to the executive management team to be paid out in May 2016. However, at the chief executive officer’s recommendation, the Compensation Committee determined that the $280,000 Endicia Deal Bonus be treated as an advance against the 2015 Plan (even though $20,000 of the Endicia Deal Bonus was not paid to our executive officers), thereby reducing the amount to be paid out in May 2016 by $280,000. Although the $280,000 amount is reflected as a “bonus” in our Summary Compensation Table, the amount of this discretionary bonus was ultimately earned by our executive management under the terms of the 2015 Plan.
(3)	The amounts in this column generally represent the aggregate grant date fair value of option awards granted during the relevant year, computed in accordance with ASC 718. The assumptions for these amounts are included in Note 2 to our audited financial statements included in our Annual Report on Form 10-K for 2016. However, the value of the options granted under the 2014 Amendment and approved by the Board in 2014 (the “Contingent Grants”) was not included in the compensation line for 2014, because such options had no value, as computed in accordance with ASC 718, until the stockholder approval upon which they were contingent was obtained in June 2015. Although the Contingent Grants were made in 2014, we valued the expense based on our stock price in June 2015 when such Contingent Grants were approved by our stockholders.

(4)	Due to the increase in our stock price between the date of grant and the date of stockholder approval, the Contingent Grants were valued at $42.66 per share, as compared to the $11.84 per share valuation for the other options granted on the same date. As a result, the Contingent Grants to Messrs. McBride, Huebner and Weisberg accounted for $7,110,014, $4,266,000 and $3,412,800, respectively, of their option award amounts in 2015. In the aggregate, the Contingent Grants resulted in stock-based compensation expense of up to approximately $41.9 million, including the $14.8 million attributable to our named executive officers.
(5)	Consists of contributions to our 401(k) plan that we made on behalf of each named executive officer to match a portion of his elective deferred contributions to such plan.
(6)	Mr. Khechfe was appointed as our chief strategy officer on July 20, 2016. Prior to that, he served as the general manager of Endicia and was not an executive officer of our company. The table reflects Mr. Khechfe’s total compensation from us for 2016, in all capacities.
(7)	Mr. Rifai was appointed as our Senior VP of Sales and Customer Development on July 20, 2016. Prior to that, he served as VP of Customer Development of Endicia and was not an executive officer of our company. The table reflects Mr. Rifai’s total compensation from us for 2016, in all capacities.

GRANTS OF PLAN-BASED AWARDS

The following table provides information with respect to grants of plan-based awards made during 2016 to the named executive officers.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Option Awards: Number of Securities Underlying Option (#)(5)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(6)
Name	Grant Date	Threshold ($)(2)	Target ($)(3)	Maximum ($)(4)
Ken McBride	4/15/2016	$709,238	$840,849	$1,462,346	—	—	—

Kyle Huebner	4/15/2016	$356,810	$423,022	$735,690	—	—	—

Amine Khechfe	2/5/2016	—	—	—	70,000	$87.88	$2,171,400

Steve Rifai	2/5/2016	—	—	—	35,000	$87.88	$1,085,700

Seth Weisberg	4/15/2016	$306,731	$363,650	$632,435	—	—	—
(1)	Under the 2016 Plan, seven members of our management, including our chief executive officer, our chief financial officer and co-president and our chief legal officer, were eligible for cash bonus awards to be paid in 2017. The 2016 Plan set a base level aggregate bonus pool, the 2016 Base Pool, and provided that the actual bonus pool for 2016 could range from zero to twice the 2016 Base Pool, based on our performance in 2016 relative to targets for revenue and adjusted EBITDA (which, as we have publicly reported, typically excludes non-recurring and / or non-cash items such as ASC 718-related expenses, litigation charges, non-recurring adjustments, changes in non-cash contingent consideration valuation, corporate development / acquisition expenses, and other one-time and non-recurring items). In 2015, the Compensation Committee had set the amount of the aggregate bonus pool for 2015 (the “2015 Base Pool”) at $1.8 million, so that, if executive management performed at a reasonable level, as a group they would receive a total cash compensation for 2015 slightly above the median level (at the 71st percentile) versus the Equilar benchmarks identified by the Compensation Committee for 2015. The Compensation Committee increased the size of the 2016 Base Pool to $2.3 million from the $1.8 million 2015 Base Pool because of the overall increase in the size of our company and the scope of responsibilities of our executive management. Pursuant to the 2016 Plan, and based on our actual 2016 financial results, the total bonus pool for 2016 ended up 200% of the 2016 Base Pool. For additional information about the 2016 Plan, see “—Compensation Discussion and Analysis—Non-equity Incentive Plan Compensation,” and for actual amounts to be paid under the 2016 Plan for 2016, which will be paid in May 2017, see “—Summary Compensation Table.”

(2)	The amounts in this column assume (i) an aggregate bonus pool equal to 97% of the 2016 Base Pool, which would have resulted from an actual 2016 financial outcome at the low-end of our February 2016 public guidance range for revenue and non-GAAP adjusted income per fully diluted share and the resulting equivalent non-GAAP adjusted EBITDA (note that our public guidance range was subsequently changed at various times throughout fiscal 2016), and this would have been equivalent to $290 million in total revenue and $5.00 in non-GAAP adjusted income per fully diluted share and the resulting equivalent non-GAAP adjusted EBITDA; and (ii) that each named executive officer received the same percentage share of the bonus pool that he received under the 2015 bonus plan. However, each officer’s bonus may vary based on achievement of individual goals, and no individual executive officer was guaranteed any minimum amount, so the amount could in fact be zero.
(3)	The amounts in this column assume (i) an aggregate bonus pool equal to 115% of the 2016 Base Pool, which would have resulted from an actual 2016 financial outcome at the mid-point of our February 2016 public guidance range of $300 million in total revenue and $5.25 in non-GAAP adjusted income per fully diluted share and the resulting equivalent non-GAAP adjusted EBITDA (note that our public guidance range was subsequently changed at various times throughout fiscal 2016); and (ii) that each named executive officer received the same percentage share of the bonus pool that he received under the 2015 bonus plan. However, no individual named executive officer was guaranteed any minimum amount, so the amount could in fact be zero.
(4)	The amounts in this column assume the maximum possible bonus pool of 200% of the 2016 Base Pool and that each named executive officer received the percentage share of the bonus pool that he received under the 2015 bonus plan. However, in the unlikely event that no other member of executive management received any bonus, and the Compensation Committee did not adjust the bonus pool as a result, any individual named executive officer could in theory be awarded the total amount of the bonus pool.
(5)	These option awards issued under the 2010 Equity Incentive Plan, as amended, vest with respect to 25% of the shares on the first anniversary of the grant date, and with respect to the remaining 75% of shares in approximately equal monthly installments over the 36 months immediately thereafter.
(6)	The amounts in this column represent the aggregate grant date fair value of option awards granted during 2016 computed in accordance with ASC 718. The assumptions for these amounts are included in Note 2 to our audited financial statements included in our Annual Report on Form 10-K for 2016.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information on outstanding stock options held by the named executive officers at December 31, 2016:

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#)		Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date
	Exercisable		Unexercisable
Ken McBride	26,755		—		12.55	5/20/2021
	80,248	(1)	—		32.41	9/19/2024
	101,065	(2)	62,517	(2)	32.41	9/19/2024
	18,055	(3)	31,945	(3)	66.28	4/9/2025

Kyle Huebner	16,338		—		12.55	5/20/2021
	46,915	(1)	—		32.41	9/19/2024
	59,405	(2)	37,510	(2)	32.41	9/19/2024
	9,027	(3)	15,973	(3)	66.28	4/9/2025

Amine Khechfe	—		70,000	(4)	87.88	2/5/2026

Steve Rifai	—		35,000	(4)	87.88	2/5/2026

Seth Weisberg	31,915	(1)	—		32.41	9/19/2024
	46,907	(2)	30,008	(2)	32.41	9/19/2024
	7,222	(3)	12,778	(3)	66.28	4/9/2025
(1)	These option awards issued under the 2010 Equity Incentive Plan, as amended, vested in equal monthly installments over a 12 month period from October 19, 2014 through September 19, 2015.
(2)	These option awards issued under the 2014 Amendment vest monthly in equal monthly installments over a 24 month period and the first vesting date was October 19, 2015. The grants will fully vest on September 19, 2017.
(3)	These performance-based option awards issued under the 2014 Amendment vest and become exercisable in equal monthly installments on the last day of each month over the 36 months following the November 18, 2015 close of the Endicia acquisition. The grants will fully vest on November 18, 2018.
(4)	These option awards issued under the 2010 Equity Incentive Plan, as amended, vested with respect to 25% of the shares on the first anniversary of their February 5, 2016 grant date, and with respect to the remaining 75% of shares will vest in approximately equal monthly installments over the 36 months immediately thereafter.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth the number of shares acquired and the value realized upon exercise of stock options during 2016 by each of our named executive officers. None of our named executive officers holds any restricted shares of our common stock.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Ken McBride	7,194	$479,602
Kyle Huebner	14,138	$1,060,814
Amine Khechfe	—	—
Steve Rifai	—	—
Seth Weisberg	14,181	$1,276,685
(1)	Value realized on exercise is based on the fair market value of our common stock on the date of exercise minus the exercise price and does not necessarily reflect proceeds actually received by the named executive officer.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Messrs. McBride, Huebner and Weisberg have entered into separation agreements with us such that in the event of (i) an involuntary termination by us without cause or (ii) a resignation by the executive or termination by us following a change of control, these officers will receive six months’ salary and benefits. The change of control payment will occur upon (y) any involuntary termination of employment following the change of control or (z) resignation within two to nine months following the change of control by these named executive officers. Except in the event of a change of control, no amounts would be due to any of our named executive officers in the event of a resignation or termination with cause. The information below reflects the estimated value of the compensation to be paid by us to each of these officers in the event of an involuntary termination without cause or a termination or resignation following a change in control. The amounts shown below assume that the triggering events occurred on December 31, 2016. The actual amounts that would be paid can only be determined at the time of the actual triggering event.

Name	Payment Upon Termination without Cause or Termination or Resignation Following Change in Control (1)
Ken McBride	$344,829
Kyle Huebner	$214,204
Seth Weisberg	$199,999
(1)	Assumes a monthly value of $2,013 for continued benefits.

In addition, our stock option plans provide that any optionee, including our named executive officers, whose service is “involuntarily terminated” within 18 months following a “change in control”, will have any unvested options that were assumed by the successor corporation become fully exercisable. A “change in control” is defined as the first to occur of: (i) any one person or entity or more than one person or entity acting as a group becoming the “beneficial owner” (as used in Section 13(d) of the Exchange Act) of more than 50% of the voting power of our capital stock; (ii) our Board ceasing to include a majority of members who either were on our Board two years prior to the relevant date or whose appointment, or nomination for election, to our Board was approved by a vote of a majority of the directors then in office; and (iii) any person, entity or group, subject to certain exceptions, acquiring, during any twelve month period, assets from us that have a fair market value greater than 50% of the total fair market value of all of our assets immediately before the acquisition or acquisitions. “Involuntary termination” is defined as the optionee’s involuntary dismissal or discharge by us for reasons other than misconduct, or the optionee’s voluntary resignation following: (i) a change in his or her position with us which materially reduces his or her responsibilities; (ii) a reduction in his or her level of compensation by more than 15%; or (iii) a relocation of the optionee’s place of employment by more than 50 miles, and this change, reduction or relocation is effected without the optionee’s consent.

Assuming triggering events occurred on December 31, 2016, the following amounts would then be accelerated as a result of the acceleration of stock options for our named executive officers based on a closing stock price of $114.65 on December 30, 2016.

Name	Options Accelerated Upon Involuntary Termination following Change in Control (1)
Ken McBride	$6,686,578
Kyle Huebner	$3,857,436
Amine Khechfe	$1,873,900
Steve Rifai	$936,950
Seth Weisberg	$3,085,930
(1)	Based on the fair market value of our common stock on December 31, 2016 minus the exercise price and does not reflect proceeds actually received by the named executive officer.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of April 17, 2017, by (i) all persons who are beneficial owners of 5% or more of our common stock, (ii) each director and nominee for director, (iii) our named executive officers and (iv) all current directors and executive officers as a group. We have relied upon information provided to us by our directors and executive officers and copies of documents sent to us that have been filed with the SEC by others for purposes of determining the number of shares each person beneficially owns. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable. Unless otherwise indicated, the address of each beneficial owner listed below is c/o Corporate Secretary, Stamps.com Inc., 1990 E. Grand Avenue, El Segundo, CA 90245. The percentage of ownership is based on 17,012,385 shares of our common stock issued and outstanding on April 17, 2017. Shares of our common stock issuable upon exercise of stock options that are currently exercisable or will become exercisable within 60 days after April 17, 2017 are deemed outstanding for computing the percentage of the person or group holding such options, but are not deemed outstanding for computing the percentage of any other person or group.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentages of Shares Beneficially Owned
Ken McBride (1)	189,789	1.10%
Kyle Huebner (2)	16,751	*
Amine Khechfe (3)	23,505	*
Steve Rifai (4)	14,582	*
Seth Weisberg (5)	123,057	*
Mohan P. Ananda (6)	746,524	4.23%
David C. Habiger (7)	5,000	*
G. Bradford Jones (8)	97,286	*
Lloyd I. Miller (9)	462,890	2.72%
Theodore R. Samuels, II (10)	6,000	*

Other 5% Stockholders:

FMR LLC (11)	2,557,860	15.04%
82 Devonshire Street
Boston, Massachusetts 02109

BlackRock, Inc. (12)	1,761,086	10.35%
40 East 52nd Street
New York, NY 10022

The Vanguard Group (13)	1,328,600	7.81%
100 Vanguard Blvd.
Malvern, PA 19355

All directors and executive officers as a group (13 people) (14)	1,961,209	11.08%
*	Represents beneficial ownership of less than 1% of the outstanding shares of common stock.
(1)	Includes 187,783 shares issuable upon exercise of options directly held by Mr. McBride that are presently exercisable or will become exercisable within 60 days of April 17, 2017.
(2)	Includes 14,671 shares issuable upon exercise of options directly held by Mr. Huebner that are presently exercisable or will become exercisable within 60 days of April 17, 2017.

(3)	Includes 23,333 shares issuable upon exercise of options directly held by Mr. Khechfe that are presently exercisable or will become exercisable within 60 days of April 17, 2017.
(4)	Includes 14,582 shares issuable upon exercise of options directly held by Mr. Rifai that are presently exercisable or will become exercisable within 60 days of April 17, 2017.
(5)	Includes 100,485 shares issuable upon exercise of options directly held by Mr. Weisberg that are presently exercisable or will become exercisable within 60 days of April 17, 2017.
(6)	Includes 25,000 shares issuable upon exercise of options directly held by Mr. Ananda that are presently exercisable or will become exercisable within 60 days of April 17, 2017.
(7)	Includes 5,000 shares issuable upon exercise of options directly held by Mr. Habiger that are presently exercisable or will become exercisable within 60 days of April 17, 2017.
(8)	Includes 30,000 shares issuable upon exercise of options directly held by Mr. Jones that are presently exercisable or will become exercisable within 60 days of April 17, 2017.
(9)	The 462,890 shares beneficially owned includes: 195,269 shares held directly by Mr. Miller; 25,000 shares issuable upon exercise of options directly held by Mr. Miller that are presently exercisable or will become exercisable within 60 days of April 17, 2017; 105,350 of the shares beneficially owned by Mr. Miller are owned of record by Trust A-4; 38,019 of the shares beneficially owned by Mr. Miller are owned of record by Milfam I L.P.; 58,565 of the shares beneficially owned by Mr. Miller are owned of record by Milfam II L.P.; 1,000 of the shares beneficially owned by Mr. Miller are owned of record by Lloyd IV UGMA; 1,000 of the shares beneficially owned by Mr. Miller are owned of record by AMIL; 29,306 of the shares beneficially owned by Mr. Miller are owned of record by a Trust Account; and 9,381 of the shares beneficially owned by Mr. Miller are owned of record by Trust C.
(10)	Includes 5,000 shares issuable upon exercise of options directly held by Mr. Samuels that are presently exercisable or will become exercisable within 60 days of April 17, 2017. Includes 1,000 shares held by the Ted and Lori Samuels Family Trust, dated July 3, 1996. Mr. Samuels disclaims beneficial ownership of the shares held by the trust, except to the extent of his pecuniary interest therein.
(11)	Information regarding FMR LLC’s beneficial ownership is based solely on a Schedule 13G/A it filed with the SEC on February 14, 2017. Abigail P. Johnson, as Director, Vice Chairman, CEO and President of FMR LLC, as well as through her family’s ownership of 49% of the voting power of FMR LLC and her being party to a shareholders’ voting agreement among all holders of FMR LLC’s Series B voting common shares, may be deemed to share beneficial ownership of the shares of our common stock held by FMR LLC.
(12)	Information regarding Blackrock, Inc.’s beneficial ownership is based solely on a Schedule 13G/A it filed with the SEC on January 17, 2017. BlackRock, Inc. shares beneficial ownership with a number of its subsidiaries, none of which individually beneficially owns 5% or more of our outstanding common stock, except for BlackRock Fund Advisors.
(13)	Information regarding The Vanguard Group’s beneficial ownership is based solely on a Schedule 13G/A it filed with the SEC on February 10, 2017. Various registered investment companies advised by The Vanguard Group, Inc. have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, our common stock, although no single such company’s interest in our common stock is more than five percent of the total outstanding.
(14)	Includes an aggregate of 695,802 shares issuable upon exercise of options that are presently exercisable or will become exercisable within 60 days of April 17, 2017.

AUDIT COMMITTEE REPORT

The information contained in this section shall not be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing (except to the extent that we specifically incorporate this information by reference) and shall not otherwise be deemed “soliciting material” or “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Securities Exchange Act of 1934 (except to the extent that we specifically request that this information be treated as soliciting material or specifically incorporate this information by reference).

The following is the report of the Audit Committee with respect to our audited financial statements for the fiscal year ended December 31, 2016 included in our Annual Report on Form 10-K for that year.

Review with Management

The Audit Committee has reviewed and discussed these audited financial statements with our management.

Review and Discussions with Independent Auditors

The Audit Committee has discussed with our independent auditors, Ernst & Young LLP, the matters required to be discussed under Auditing Standard No. 61, as amended, (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by the Public Company Accounting Oversight Board Ethics and Independence Rule 3526, Communication with Audit Committees, regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP the independence of Ernst & Young LLP from the Company.

Conclusion

Based on the review and discussions referred to above in this report, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2016, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee
of the Board of Directors

Mohan Ananda
G. Bradford Jones
Theodore R. Samuels, II

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Procedures for Review and Ratification of Related Party Transactions

We have an informal policy requiring that all related party transactions be submitted to our Audit Committee members not involved in the transaction for review and advance approval. The Audit Committee is empowered to collect and review all material facts and all necessary data for each related party transaction. After review, the Audit Committee will only approve or ratify the transactions that are in, or are not inconsistent with, our best interests and the best interests of our stockholders, as the Audit Committee determines in good faith.

Transactions with Mr. Ananda

Under our initial agreements with Mr. Ananda, we own all of the intellectual property developed by Mr. Ananda during the course of his employment and all of the intellectual property he developed for us before his formal employment began. Mr. Ananda resigned as our chief executive officer on January 1, 1999. In May 1999, we entered into a separation agreement and a license agreement with Mr. Ananda to formalize his resignation and to redefine his intellectual property rights. The license agreement reaffirms our ownership of the intellectual property invented by Mr. Ananda prior to and during his employment. In addition, the license agreement clarifies and narrows Mr. Ananda’s field of use restrictions to limit his license to a few narrowly defined electronic commerce applications that do not compete with our Internet postage service.

Indemnification of Directors and Officers

In addition to the indemnification provisions contained in our certificate of incorporation and bylaws, we entered into separate indemnification agreements with certain of our directors and officers. These agreements require us, among other things, to indemnify our directors and officers against expenses (including attorneys’ fees), judgments, fines and settlements paid by those individuals in connection with any action, suit or proceeding arising out of their status or service as our director or officer (other than liabilities arising from willful misconduct or conduct that is knowingly fraudulent or deliberately dishonest) and to advance expenses incurred in connection with any proceeding against them with respect to which they may be entitled to indemnification by us.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The members of our Board, our executive officers and persons who hold more than 10% of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, which requires them to file with the SEC reports with respect to their ownership of our common stock and their transactions in our common stock and to furnish us with copies of those reports. Based solely on a review of copies of reports filed with the SEC under Section 16(a) and submitted to us and on written representations by certain of our directors and executive officers, we believe that all of our directors, executive officers and greater-than-10% stockholders filed all such required reports on a timely basis during 2016.

OTHER MATTERS

Other Matters to be Presented for Voting at the Annual Meeting

We know of no other matters that will be presented for consideration for voting at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as our Board may recommend. Subject to SEC rules, discretionary authority with respect to other matters is granted by the execution of the enclosed proxy, unless you specifically withhold that power.

Annual Report

A copy of our annual report for 2016 has been mailed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The annual report is not incorporated into this proxy statement and is not considered proxy solicitation material. Our annual report shall not be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934,

whether made before or after the date hereof and irrespective of any general incorporation language in any such filing (except to the extent that we specifically incorporate this information by reference) and shall not otherwise be deemed “soliciting material” or “filed” with the Securities and Exchange Commission.

Form 10-K

We filed an annual report on Form 10-K for 2016 with the SEC on March 1, 2017. You may obtain a copy of that report, without charge, by writing to Investor Relations at Stamps.com Inc., 1990 E. Grand Avenue, El Segundo, CA 90245, or you can access copies of all our Securities and Exchange Commission filings on our website at http://investor.stamps.com/edgar.cfm.

By Order of the Board of Directors:

/s/ Ken McBride

Ken McBride,
Chief Executive Officer

May 8, 2017

Annex A
(Board of Directors Compensation Peer Groups)

2014 Benchmarks

The following companies were included in our compensation benchmark group used for our 2016 Board of Directors compensation, as determined in April 2014:

Company Name
AMERICAN SOFTWARE INC
APPLIED MICRO CIRCUITS CORP
BLACK DIAMOND INC
CALAMP CORP.
CAVIUM INC.
COMMUNICATIONS SYSTEMS INC
DICE HOLDINGS INC
DSP GROUP INC
EBIX INC
ELECTRO SCIENTIFIC INDUSTRIES INC
EXAR CORP
HURCO COMPANIES INC
ICG GROUP INC
INCONTACT INC
INNOTRAC CORP
KEYNOTE SYSTEMS INC
KEYW HOLDING CORP
KVH INDUSTRIES INC
LIMELIGHT NETWORKS INC
LTX-CREDENCE CORP
MATTSON TECHNOLOGY INC
MINDSPEED TECHNOLOGIES INC
MONOLITHIC POWER SYSTEMS INC
PARK ELECTROCHEMICAL CORP
PLX TECHNOLOGY INC
RUDOLPH TECHNOLOGIES INC
SEACHANGE INTERNATIONAL INC
SIGMA DESIGNS INC
SOURCEFIRE INC
ULTRATECH INC
VASCO DATA SECURITY INTERNATIONAL INC
VICOR CORP
VITESSE SEMICONDUCTOR CORP
VOCUS INC
VOLTERRA SEMICONDUCTOR CORP
XO GROUP INC
ZHONE TECHNOLOGIES INC
ZYGO CORP

2017 Benchmarks

The following companies were included in our compensation benchmark group used in April 2017 to determine our Board of Directors cash compensation to become effective May 1, 2017:

Company Name
8X8 INC /DE/
ATLANTIC TELE NETWORK INC /DE
AVG TECHNOLOGIES N.V.
BADGER METER INC
BROOKS AUTOMATION INC
CALLIDUS SOFTWARE INC
CUBIC CORP /DE/
CVENT INC
DESCARTES SYSTEMS GROUP INC
ENGHOUSE SYSTEMS LTD.
ESCO TECHNOLOGIES INC
EVOLENT HEALTH, INC.
FABRINET
FIDESSA GROUP PLC
GENERAL COMMUNICATION INC
GIGAMON INC
GTT Communications, Inc.
GoPro, Inc.
INVENSENSE INC
IXIA
Interactive Intelligence Group, Inc.
KINAXIS INC.
KULICKE & SOFFA INDUSTRIES INC
METHODE ELECTRONICS INC
Marketo, Inc.
NETGEAR, INC
OCLARO, INC.
OMNICELL, Inc
OSI SYSTEMS INC
POLYCOM INC
PREMIER, INC.
PROGRESS SOFTWARE CORP /MA
Q2 Holdings, Inc.
QLOGIC CORP
QUALYS, INC.
RAMBUS INC
RUCKUS WIRELESS INC
SUPER MICRO COMPUTER, INC.
SYKES ENTERPRISES INC
SYNAPTICS INC
SYNTEL INC
VEECO INSTRUMENTS INC
VONAGE HOLDINGS CORP
2U, INC.
ACI WORLDWIDE, INC.

Company Name
ACXIOM CORP
AMBARELLA INC
BOX INC
BRADY CORP
CABOT MICROELECTRONICS CORP
CELESTICA INC
COMMVAULT SYSTEMS INC
CREE INC
Cornerstone OnDemand Inc
DIEBOLD NIXDORF, INC
EBIX INC
ELECTRONICS FOR IMAGING INC
FAIRCHILD SEMICONDUCTOR INTERNATIONAL INC
FRONTIER COMMUNICATIONS CORP
Fleetmatics Group plc
GENERAC HOLDINGS INC.
GameStop Corp.
Groupon, Inc.
HUBSPOT INC
II-VI INC
INPHI Corp
Inovalon Holdings, Inc.
LIFELOCK, INC.
MAXLINEAR INC
MERCURY SYSTEMS INC
MacDonald, Dettwiler and Associates Ltd.
Manitoba Telecom Services Inc.
NEUSTAR INC
PLANTRONICS INC /CA/
PLEXUS CORP
RINGCENTRAL INC
SEMTECH CORP
SOLARCITY CORP
VIAVI SOLUTIONS INC.
ZYNGA INC
ADVANCED ENERGY INDUSTRIES INC
CACI INTERNATIONAL INC /DE/
FINISAR CORP
FIRST SOLAR, INC.
InterDigital, Inc.
LEXMARK INTERNATIONAL INC /KY/
REALPAGE INC
SANMINA CORP
SILICON LABORATORIES INC
VERINT SYSTEMS INC
YELP INC

Annex B
(Selected Compensation Peer Groups)

2016 Equilar Benchmarks

The following companies are included in our compensation benchmark groups used for our 2016 Compensation Decisions (all data from Equilar as of April 2016).

•	For our chairman and chief executive officer:
Company
COMMVAULT SYSTEMS INC
EBIX INC
ENGHOUSE SYSTEMS LTD.
FAIRCHILD SEMICONDUCTOR INTERNATIONAL INC
FIREEYE, INC.
FLEETMATICS GROUP PLC
IMPERVA INC
LITTELFUSE INC /DE
MENTOR GRAPHICS CORP
PLEXUS CORP
SHENANDOAH TELECOMMUNICATIONS CO
SUNPOWER CORP
WESCO INTERNATIONAL INC
•	For our chief financial officer and co-president:
Company
2U, INC.
ACI WORLDWIDE, INC.
ACXIOM CORP
ADVENT SOFTWARE INC /DE/
ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.
AMBARELLA INC
AMKOR TECHNOLOGY INC
ANIXTER INTERNATIONAL INC
ASPEN TECHNOLOGY INC /DE/
ATLANTIC TELE NETWORK INC /DE
AVX CORP
BELDEN INC.
BENCHMARK ELECTRONICS INC
BGC PARTNERS, INC.
CACI INTERNATIONAL INC /DE/
CELESTICA INC
CIENA CORP
CIRRUS LOGIC INC
COHERENT INC
COMMVAULT SYSTEMS INC
CONSOLIDATED COMMUNICATIONS HOLDINGS,

Company
INC.
CONVERGYS CORP
CRAY INC
CREE INC
CSG SYSTEMS INTERNATIONAL INC
CUBIC CORP /DE/
CYPRESS SEMICONDUCTOR CORP /DE/
DESCARTES SYSTEMS GROUP INC
EBIX INC
ELLIE MAE INC
ENDURANCE INTERNATIONAL GROUP HOLDINGS, INC.
ENTEGRIS INC
EVERTEC, INC.
FAIRCHILD SEMICONDUCTOR INTERNATIONAL INC
FIREEYE, INC.
FLEETMATICS GROUP PLC
GODADDY INC.
GRUBHUB INC.
HUBSPOT INC
IMPERVA INC
INFINERA CORP
INOVALON HOLDINGS, INC.
INSIGHT ENTERPRISES INC
INTEGRATED DEVICE TECHNOLOGY INC
INTERDIGITAL, INC.
INTERSIL CORP/DE
J2 GLOBAL, INC.
LIFELOCK, INC.
LITTELFUSE INC /DE
LOGITECH INTERNATIONAL SA
LOGMEIN, INC.
LORAL SPACE & COMMUNICATIONS INC.
M/A-COM TECHNOLOGY SOLUTIONS HOLDINGS, INC.
MACDONALD, DETTWILER AND ASSOCIATES LTD.
MANITOBA TELECOM SERVICES INC.
MANTECH INTERNATIONAL CORP
MEDASSETS INC
MEDIDATA SOLUTIONS, INC.
MELLANOX TECHNOLOGIES, LTD.
MENTOR GRAPHICS CORP
METHODE ELECTRONICS INC
MICROSTRATEGY INC

Company
MKS INSTRUMENTS INC
MONOLITHIC POWER SYSTEMS INC
NETSCOUT SYSTEMS INC
NIC INC
OMNIVISION TECHNOLOGIES INC
OSI SYSTEMS INC
Orbitz Worldwide, Inc.
PEGASYSTEMS INC
PLANTRONICS INC /CA/
PLEXUS CORP
PMC SIERRA INC
POLYCOM INC
PREMIER, INC.
PROOFPOINT INC
QLOGIC CORP
RAMBUS INC
RINGCENTRAL INC
ROVI CORP
RUCKUS WIRELESS INC
SANMINA CORP
SCANSOURCE INC
SCIENCE APPLICATIONS INTERNATIONAL CORP
SEMTECH CORP
SHENANDOAH TELECOMMUNICATIONS CO/VA/
SHUTTERFLY INC
SILICON LABORATORIES INC
SOHU COM INC
STRATASYS LTD.
SUNPOWER CORP
SUPER MICRO COMPUTER, INC.
SYKES ENTERPRISES INC
SYNCHRONOSS TECHNOLOGIES INC
TECH DATA CORP
TESSERA TECHNOLOGIES INC
TRULIA, INC.
UNIVERSAL DISPLAY CORP \PA\
VERINT SYSTEMS INC
VIAVI SOLUTIONS INC.
VIRTUSA CORP
VISHAY INTERTECHNOLOGY INC
WEBMD HEALTH CORP.
WESCO INTERNATIONAL INC

•	For our chief legal officer and secretary:
Company
ACXIOM CORP
ADVANCED ENERGY INDUSTRIES INC
ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.
AMKOR TECHNOLOGY INC
ASPEN TECHNOLOGY INC /DE/
ATLANTIC TELE NETWORK INC /DE
BENCHMARK ELECTRONICS INC
CELESTICA INC
CIENA CORP
COHERENT INC
CONVERGYS CORP
CSG SYSTEMS INTERNATIONAL INC
FAIRCHILD SEMICONDUCTOR INTERNATIONAL INC
FIREEYE, INC.
GOPRO, INC.
GRUBHUB INC.
INFINERA CORP
INOVALON HOLDINGS, INC.
INTERDIGITAL, INC.
ITRON INC /WA/
LITTELFUSE INC /DE
LOGMEIN, INC.
LORAL SPACE & COMMUNICATIONS INC.
MICROSTRATEGY INC
OSI SYSTEMS INC
Orbitz Worldwide, Inc.
PMC SIERRA INC
POLYCOM INC
RAMBUS INC
RINGCENTRAL INC
ROVI CORP
RUCKUS WIRELESS INC
SCANSOURCE INC
SCIENCE APPLICATIONS INTERNATIONAL CORP
SEMTECH CORP
SOLARCITY CORP
SYKES ENTERPRISES INC
TECH DATA CORP
TRULIA, INC.
UNIVERSAL DISPLAY CORP \PA\
VERINT SYSTEMS INC
WESCO INTERNATIONAL INC

2017 Equilar Benchmarks

The following companies are included in our compensation benchmark groups used for our 2017 Compensation Decisions (all data from Equilar as of April 2017).

•	For our chairman and chief executive officer:
Company
BADGER METER INC
CREE INC
EBIX INC
ENGHOUSE SYSTEMS LTD.
ESCO TECHNOLOGIES INC
FAIRCHILD SEMICONDUCTOR INTERNATIONAL INC
FINISAR CORP
Fleetmatics Group plc
II-VI INC
KINAXIS INC.
PLEXUS CORP
REALPAGE INC
SHENANDOAH TELECOMMUNICATIONS CO/VA/
WEST CORP
•	For our chief financial officer and co-president:
Company
8X8 INC /DE/
ACXIOM CORP
ADVANCED ENERGY INDUSTRIES INC
AMBARELLA INC
ATLANTIC TELE NETWORK INC /DE
AVG TECHNOLOGIES N.V.
AVX Corp
CALLIDUS SOFTWARE INC
BADGER METER INC
BROADSOFT, INC.
BROOKS AUTOMATION INC
BENCHMARK ELECTRONICS INC
CACI INTERNATIONAL INC /DE/
CELESTICA INC
COMMVAULT SYSTEMS INC
CREE INC
CSG SYSTEMS INTERNATIONAL INC
CUBIC CORP /DE/
DIEBOLD NIXDORF, INC
DIODES INC /DEL/
ENDURANCE INTERNATIONAL GROUP HOLDINGS, INC.
ESCO TECHNOLOGIES INC

Company
FAIRCHILD SEMICONDUCTOR INTERNATIONAL INC
FINISAR CORP
FIRST SOLAR, INC.
FITBIT INC
Fleetmatics Group plc
FABRINET
GameStop Corp.
GIGAMON INC
GRUBHUB INC.
HUBSPOT INC
II-VI INC
INNOVIVA, INC.
ITRON INC /WA/
IXIA
InterDigital, Inc.
LORAL SPACE & COMMUNICATIONS INC.
KINAXIS INC.
MANTECH INTERNATIONAL CORP
METHODE ELECTRONICS INC
Marketo, Inc.
MERCURY SYSTEMS INC
INSIGHT ENTERPRISES INC
NEUSTAR INC
NETGEAR, INC
NIC INC
OCLARO, INC.
OMNICELL, Inc
OSI SYSTEMS INC
PLEXUS CORP
POLYCOM INC
PREMIER, INC.
REALPAGE INC
RINGCENTRAL INC
ROGERS CORP
SANMINA CORP
SOLARCITY CORP
SEMTECH CORP
SYNCHRONOSS TECHNOLOGIES INC
SILICON LABORATORIES INC
SYKES ENTERPRISES INC
SYNAPTICS INC
TELEPHONE & DATA SYSTEMS INC /DE/
TIVO CORP
TTM TECHNOLOGIES INC

Company
2U, INC.
VEECO INSTRUMENTS INC
VERINT SYSTEMS INC
VISHAY INTERTECHNOLOGY INC
VONAGE HOLDINGS CORP
WEST CORP
WINDSTREAM HOLDINGS, INC.
WebMD Health Corp.
XPERI CORP
•	For our chief legal officer and secretary:
Company
ADVANCED ENERGY INDUSTRIES INC
AMKOR TECHNOLOGY INC
ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.
ATLANTIC TELE NETWORK INC /DE
BENCHMARK ELECTRONICS INC
BOX INC
BRADY CORP
DIEBOLD NIXDORF, INC
ESCO TECHNOLOGIES INC
FAIRCHILD SEMICONDUCTOR INTERNATIONAL INC
FINISAR CORP
FIREEYE, INC.
FITBIT INC
GRUBHUB INC.
Groupon, Inc.
INFINERA CORP
ITRON INC /WA/
KULICKE & SOFFA INDUSTRIES INC
LORAL SPACE & COMMUNICATIONS INC.
NETGEAR, INC
NEUSTAR INC
OCLARO, INC.
OSI SYSTEMS INC
PLANTRONICS INC /CA/
PLEXUS CORP
RAMBUS INC
ROGERS CORP
RUCKUS WIRELESS INC
SHENANDOAH TELECOMMUNICATIONS CO/VA/
SYKES ENTERPRISES INC
SYNCHRONOSS TECHNOLOGIES INC
SYNTEL INC

Company
TIVO CORP
WINDSTREAM HOLDINGS, INC.
WebMD Health Corp.
WebMD Health Corp.
ZYNGA INC
•	For our chief strategy officer:
Company
ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.
BROOKS AUTOMATION INC
DIEBOLD NIXDORF, INC
OMNICELL, Inc
Manitoba Telecom Services Inc.
•	For our senior VP of sales and customer development:
Company
8X8 INC /DE/
AVX Corp
COGENT COMMUNICATIONS HOLDINGS, INC.
COMMVAULT SYSTEMS INC
Cornerstone OnDemand Inc
GIGAMON INC
INFINERA CORP
INPHI Corp
INVENSENSE INC
KULICKE & SOFFA INDUSTRIES INC
MELLANOX TECHNOLOGIES, LTD.
METHODE ELECTRONICS INC
NETGEAR, INC
SEMTECH CORP
SYNAPTICS INC
SYNCHRONOSS TECHNOLOGIES INC
TELADOC, INC.
VISHAY INTERTECHNOLOGY INC

Annex C

(Non-GAAP Financial Measures)

2016 Detailed Results

2016 total revenue was $364.3 million, up 70% compared to 2015. 2016 Mailing and Shipping revenue (which includes service, product and insurance revenue but excludes Customized Postage and Other revenue) was $350.6 million, up 70% versus 2015. 2016 Customized Postage revenue was $13.6 million, up 88% versus 2015.

2016 GAAP income from operations was $120.2 million and GAAP net income was $75.2 million. GAAP net income per share was $4.12 based on 18.3 million fully diluted shares outstanding. This compares to a 2015 GAAP loss from operations of $5.3 million and a GAAP net loss of $4.2 million or a net loss of $0.26 per share based on fully diluted shares outstanding of 16.4 million. 2016 GAAP income from operations, GAAP net income and GAAP income per fully diluted share percent changes on a year-over-year basis are not meaningful given the GAAP net loss in 2015.

2016 GAAP income from operations included $33.9 million of non-cash stock-based compensation expense, $14.6 million of non-cash amortization of acquired intangibles, and $1.1 million of expenses related to the ShippingEasy acquisition. 2016 GAAP net income also included $374 thousand of non-cash amortization of debt issuance costs and $33.6 million of non-cash income tax expense. Excluding the non-cash stock-based compensation expense, non-cash amortization of acquired intangibles, and acquisition related expenses, 2016 non-GAAP income from operations was $169.8 million. Also excluding non-cash amortization of debt issuance costs and non-cash income tax expense, 2016 non-GAAP adjusted income was $158.8 million or $8.70 per share based on 18.3 million fully diluted shares outstanding.

2015 GAAP income from operations included $17.2 million of non-cash stock-based compensation expense, $3.6 million of non-cash amortization of acquired intangibles, $17.2 million of expenses including litigation settlements and expenses related to the acquisition of Endicia and $46.1 million of non-cash contingent consideration charge which resulted from changes in the fair value of the contingent consideration related to the ShipStation acquisition that was driven primarily by the increase in the Company's stock price during 2015. 2015 GAAP net income also included $2.8 million of non-cash income tax benefit. Excluding the non-cash stock-based compensation expense, non-cash amortization of acquired intangibles, legal settlement expense and acquisition related expenses and non-cash contingent consideration charge, 2015 non-GAAP income from operations was $78.8 million. Also excluding non-cash income tax expense, 2015 non-GAAP adjusted income was $77.2 million or $4.43 per share based on 17.4 million fully diluted shares outstanding.

Non-GAAP income from operations, non-GAAP adjusted income and non-GAAP adjusted income per share are described further in the “About Non-GAAP Financial Measures” section of this Annex C and are reconciled to the corresponding GAAP measures in the following tables (unaudited):

Reconciliation of Non-GAAP to GAAP Financial Measures (2016)

For the Year Ended December 31, 2016 All amounts in millions except per share data:	GAAP Amounts	Stock-Based Compensation Expense	Intangible Amortization Expense	Acquisition Related Expenses	Debt Amortization Expense	Income Tax Benefit (Expense)	Non-GAAP Amounts
Cost of Revenues	$62.97	$1.83	$—	$—	$—	$—	$61.14
Research & Development	35.16	6.63	—	—	—	—	28.52
Sales & Marketing	78.83	7.19	—	—	—	—	71.64
General & Administrative	67.12	18.29	14.56	1.08	—	—	33.20
Total Expenses	244.08	33.95	14.56	1.08	—	—	194.50

Income (Loss) from Operations	120.22	(33.95)	(14.56)	(1.08)	—	—	169.80

Interest and Other Income (Loss)	(3.25)	—	—	—	(0.37)	—	(2.87)

Benefit (Expense) for Income Taxes*	(41.74)	—	—	—	—	(33.62)	(8.12)

Adjusted Income (Loss)	75.23	(33.95)	(14.56)	(1.08)	(0.37)	(33.62)	158.81

On a diluted per share basis	$4.12	$(1.86)	$(0.80)	$(0.06)	$(0.02)	$(1.84)	$8.70
*	For 2016, the Company incurred approximately $33.6 million in deferred income tax expense based on its GAAP income measures. In addition, the Company would have incurred an additional approximately $14 million of deferred income tax expense based on its non-GAAP income measures.

Reconciliation of Non-GAAP to GAAP Financial Measures (2015)

For the Year Ended December 31, 2015 All amounts in millions except per share data:	GAAP Amounts	Stock-Based Compensation Expense	Intangible Amortization Expense	Acquisition Related Expenses	Contingent Consideration Charge	Debt Amortization Expense	Litigation Settlement Expense	Income Tax Benefit (Expense)	Non-GAAP Amounts
Cost of Revenues	$43.94	$0.99	$—	$—	$—	$—	$—	$—	$42.94
Research & Development	20.71	3.15	—	—	—	—	—	—	17.56
Sales & Marketing	56.14	4.55	—	—	—	—	—	—	51.60
General & Administrative	88.49	8.53	3.60	7.22	46.09	—	—	—	23.04
Litigation Settlement	10.00	—	—	—	—	—	10.00	—	—
Total Expenses	219.28	17.23	3.60	7.22	46.09	—	10.00	—	135.14

Income (Loss) from Operations	(5.32)	(17.23)	(3.60)	(7.22)	(46.09)	—	(10.00)	—	78.82

Interest and Other Income (Loss)	(0.25)	—	—	—	—	(0.03)	—	—	(0.22)

Benefit (Expense) for Income Taxes *	1.37	—	—	—	—	—	—	2.82	(1.44)

Adjusted Income (Loss)	(4.20)	(17.23)	(3.60)	(7.22)	(46.09)	(0.03)	(10.00)	2.82	77.15

On a diluted per share basis **	$(0.26)	$(1.05)	$(0.22)	$(0.44)	$(2.80)	$(0.00)	$(0.61)	$0.17	$4.43
*	For 2015, the Company incurred approximately $2.8 million in deferred income tax benefit based on its GAAP income measures. In addition, the Company would have incurred an additional approximately $43 million of deferred income tax expense based on its non-GAAP income measures.
**	Common equivalent shares are excluded from the GAAP diluted earnings per share calculation as their effect is anti-dilutive.

2016 GAAP Net Income and Non-GAAP Adjusted EBITDA

2016 GAAP net income was $75.2 million, compared to a $4.2 million net loss in 2015.

2016 non-GAAP adjusted EBITDA was $174.4 million, up 111% compared to $82.6 million in 2015.

Adjusted EBITDA is a non-GAAP financial measure which is described further in the “About Non-GAAP Financial Measures” section of this Annex C and is reconciled to GAAP net income in the following table (unaudited):

Reconciliation of Non-GAAP Adjusted EBITDA to GAAP Net Income (Unaudited)

All amounts in millions	Twelve Months ended December 31,
	2016	2015
GAAP Net Income (Loss)	$75.23	$(4.20)

Depreciation and Amortization expense	$19.17	$7.70
Interest & Other Expense (Income), net	$3.25	$(0.07)
Income Tax Expense (Benefit), net	$41.74	$(1.37)

Stock-based Compensation Expense	$33.95	$17.23
Contingent Consideration Charge	$—	$46.09
Acquisition Related Expenses	$1.08	$17.22

Adjusted EBITDA	$174.41	$82.59

About Non-GAAP Financial Measures

To supplement the Stamps.com Inc.’s (the “Company’s”) condensed consolidated financial statements presented in accordance with GAAP, the Company uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP income from operations, non-GAAP adjusted income, non-GAAP adjusted income per fully diluted share and adjusted EBITDA. Non-GAAP adjusted income per fully diluted share is calculated as adjusted non-GAAP net income divided by fully diluted shares. Prior to the second quarter 2016, the Company referred to non-GAAP adjusted income as non-GAAP net income. Adjusted EBITDA as calculated by the Company represents earnings before interest and other expense, net, interest and other income, net, income tax expense or benefit, depreciation and amortization and excludes certain items, such as stock-based compensation expense (described in the Company’s press release issued on February 23, 2017 and exhibited to the Company’s Current Report on Form 8-K filed on March 1, 2017), used to reconcile GAAP to non-GAAP income from operations. The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. These non-GAAP financial measures may differ from similarly titled measures used by other companies. Reconciliation of non-GAAP financial measures used in this Proxy Statement to the corresponding GAAP measures can be found in the financial tables in this Annex C.

Non-GAAP financial measures are provided to enhance investors’ overall understanding of the Company’s financial performance and prospects for the future and as a means to evaluate period-to-period comparisons. The Company believes the non-GAAP measures that exclude certain non-cash items including stock-based compensation expense, amortization of acquired intangibles, amortization of debt issuance costs, contingent consideration charges and income tax adjustments, and exclude certain expenses such as acquisition related expenses and litigation settlement expenses, provide meaningful supplemental information regarding financial performance by excluding certain expenses and benefits that may not be reflective of core business operating results. The Company believes that non-GAAP financial measures, when viewed with GAAP results and the accompanying reconciliation, enhance the comparability of results against prior periods and allow for greater transparency of financial results. Management uses non-GAAP financial measures in making financial, operating, compensation and planning decisions. The Company believes non-GAAP financial measures facilitate management and investors comparison of the Company’s financial performance to that of prior periods as well as trend analysis over time.

PROXY

Annual Meeting of Stockholders, June 14, 2017

The undersigned stockholder of Stamps.com Inc. hereby revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held June 14, 2017 and the Proxy Statement, each dated May 8, 2017, and hereby appoints each of Kyle Huebner and Seth Weisberg, or either of them, as proxy and attorney-in-fact of the undersigned, with full power of substitution and revocation, on behalf and in the name of the undersigned, to represent the undersigned at the 2017 Annual Meeting of Stockholders and to vote all shares of common stock of STAMPS.COM INC. (the "Company") that the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the 2017 Annual Meeting of Stockholders to be held at Stamps.com Inc., 1990 E. Grand Avenue, El Segundo, CA 90245 on June 14, 2016 at 10:00 a.m. Pacific Daylight Savings Time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on this proxy card.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

	FOR	WITHHOLD
Kenneth T. McBride	☐	☐
Theodore R. Samuels, II	☐	☐

FOR	AGAINST	ABSTAIN
☐	☐	☐

ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN
☐	☐	☐	☐

4. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for 2017.

FOR	AGAINST	ABSTAIN
☐	☐	☐

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS LISTED ABOVE, FOR APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPANY'S EXECUTIVE COMPENSATION, FOR THE ONE YEAR FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION, AND FOR THE RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR 2017. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE PROXIES TO VOTE AS TO ANY OTHER MATTER THAT MAY PROPERLY BE BROUGHT BEFORE THE ANNUAL MEETING OF WHICH THE BOARD OF DIRECTORS DID NOT HAVE NOTICE PRIOR TO FEBRUARY 14, 2017.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT ☐

PLEASE CHECK HERE IF YOU PLAN TO ATTEND THE MEETING ☐

Please print the name(s) appearing on each share certificate over which you have voting authority. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both must sign and date.

____
(Print name(s) exactly as on certificate)

Please sign your name and date: ______________________________ Date: ______________
(Authorized Signature)

Date:
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